Exhibit 2.1

Execution

PURCHASE AND SALE AGREEMENT

BETWEEN

GOODRICH PETROLEUM COMPANY, L.L.C.

(“SELLER”)

AND

EP ENERGY E&P COMPANY, L.P.

(“BUYER”)

DATED EFFECTIVE AS OF JULY 1, 2015

i

EXHIBITS

A.	Leases
B.	Wells
C.	Material Agreements
D.	Surface Rights
E.	Form of Conveyance
F.	Certain Excluded Assets
G.	Allocation Schedule
H.	Territory Map
I.	Transition Services Agreement

SCHEDULES

Schedule 4	Seller’s Disclosure Schedule

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement is dated July 24, 2015, but effective for all purposes as of the Effective Time (defined below), by and between Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company (“Seller”), and EP Energy E&P Company, L.P., a Delaware limited partnership (“Buyer”). Seller and Buyer are sometimes collectively referred to herein as the “Parties” and individually referred to as a “Party.”

RECITALS

1. Seller owns various oil and gas properties and interests as more fully described in the Exhibits hereto.

2. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the properties and rights hereinafter described, in the manner and upon the terms and conditions hereafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1. Definitions. The following capitalized terms have the meanings given such terms below or elsewhere in this Agreement as set forth below.

“AAA” is defined in Section 8.8.

“Accounting Arbitrator” is defined in Section 11.3(c).

“AFE” means authorization for expenditure.

“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person, with “control” in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Aggregate Environmental Defect Value” is defined in Section 8.6.

“Aggregate Defect Value” is defined in Section 7.6.

“Agreement” means this Purchase and Sale Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Allocated Value” is defined in Section 3.2.

“Allocation Schedule” is defined in Section 3.2.

“Assets” is defined in Section 2.2.

“Assumed Obligations” is defined in Section 2.5.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are authorized or required by law to be closed for business in Houston, Texas.

“Buyer” is defined in the preamble of this Agreement.

“Buyer Indemnitees” means Buyer and its Affiliates, together with its and their respective officers, directors, managers, employees, agents, partners, representatives, members, affiliates, shareholders, subsidiaries, successors and assigns.

“Casualty Loss” is defined in Section 6.6.

“Closing” is defined in Section 11.1.

“Closing Date” is defined in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended and interpreted by applicable Treasury Regulations.

“Confidentiality Agreement” is defined in Section 6.3.

“Conveyance” means a conveyance, substantially in the form of Exhibit E, which contains a special limited warranty of Defensible Title by, through and under Seller, but not otherwise.

“Cure” is defined in Section 7.5.

“Defect Notice Time” is defined in Section 7.2.

“Defensible Title” means such title to each Property that, as of the Closing, and subject to and except for Permitted Encumbrances:

(a) Entitles Seller to receive and retain, without suspension, reduction, or termination, not less than the Net Revenue Interest set forth on Exhibit A or Exhibit B for any Lease and Well listed on said Exhibits, except for any decrease (i) caused by actions of any Governmental Authority after the date hereof that concern pooling, unitization, communitization, or spacing matters or (ii) caused by Buyer or its successors or assigns;

(b) Obligates Seller to bear costs and expenses relating to the ownership, maintenance, development, operation, repair, and production of Hydrocarbons from each Lease or Well listed on Exhibit A or Exhibit B in an amount not greater than the Working Interest set forth for such Lease or Well in Exhibit A or Exhibit B, as applicable, except for any increase (i) accompanied by a proportionate increase in the corresponding Net Revenue Interest for such Lease or Well, (ii) caused by actions of any Governmental Authority after the date hereof that concern pooling, unitization, communitization, or spacing matters or (iii) caused by Buyer or its successors or assigns;

(c) Entitles Seller to not less than the number of Net Mineral Acres set forth on Exhibit A for any Lease listed on said Exhibit; except for any decrease (i) caused by actions of any Governmental Authority after the date hereof that concern pooling, unitization, communitization, or spacing matters or (ii) caused by Buyer or its successors or assigns; and

(d) Is free and clear of encumbrances, liens, mortgages, deeds of trust, security interests, and other arrangements substantially equivalent to any of the foregoing;

“Deposit Amount” means five percent (5%) of the unadjusted Purchase Price, as adjusted pursuant to investments thereof by the Escrow Agent.

“DTPA” is defined in Section 5.10.

“Effective Time” means 12:01 a.m. Houston, Texas, time on July 1, 2015.

“Environmental Defect” means any event occurring or condition existing that causes an Asset to be, or if known to the applicable Governmental Authority could reasonably be expected to cause such Governmental Authority to assert that an Asset is, subject to liability or remediation under any Environmental Law.

“Environmental Defect Closing Date” means that date that is sixty (60) days after the Closing Date.

“Environmental Defect Notice” is defined in Section 8.2.

“Environmental Defect Notice Time” is defined in Section 8.2.

“Environmental Defect Rejection Notice” is defined in Section 8.4(b).

“Environmental Defect Value” is defined in Section 8.2.

“Environmental Laws” means all laws, statutes, ordinances, court decisions, rules and regulations of any Governmental Authority pertaining to health, human safety or the environment as may be interpreted by applicable court decisions or administrative orders, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resources Conservation and Recovery Act (RCRA), the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, but excluding all laws, orders, rules, and regulations of the Railroad Commission of Texas relating to spacing, density, setbacks, specifications or grades for equipment or materials (including drilling mud or fluid), well integrity or construction, the prevention of physical or economic waste, or the protection of correlative rights in Hydrocarbons, and, in each case, any cause of action or other rights in favor of third Persons arising therefrom, or relating thereto.

“Environmental Liabilities” means any Losses arising from or under either an Environmental Law or third Party claims relating to the environment, and which relates to the Assets or the ownership or operation of the same.

“Environmental Purchase Price” is defined in Section 8.4(a).

“Escrow Agent” is defined in Section 3.1.

“Escrow Agreement” means that certain escrow agreement to be executed contemporaneously with this Agreement, by and among Buyer, Seller, and Escrow Agent.

“Estimated Imbalances” means the aggregate estimate of Imbalances with respect to the Assets existing at the Effective Time delivered pursuant to Section 11.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” is defined in Section 2.3.

“Excluded Taxes” means Taxes measured by (a) net income, gross receipts, profits, capital, capital gains, or similar measures or (b) multiple bases (including corporate, franchise, business and occupation, business license, withholding, payroll, employment, social security, unemployment, stamp, occupation, or similar Taxes).

“Execution Date” is defined in the Preamble.

“Facilities” is defined in Section 2.2(d).

“Financial Statements” is defined in Section 6.5.

“Fundamental Representations” means the representations and warranties made by Seller in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Authority” means any federal, state, local, tribal, or foreign government, or any court of competent jurisdiction, regulatory or administrative agency, commission, body, department, board, commission, bureau, official or other governmental or quasi-governmental authority or instrumentality that exercises jurisdiction over any of the Assets.

“Hazardous Materials” means any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “solid waste,”

“infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” or “contaminant,” and includes any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, and, to the extent defined, listed, designated or regulated under Environmental Laws, any asbestos or asbestos containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

“Hydrocarbons” means oil, gas, minerals, and other gaseous and/or liquid hydrocarbons or any combination of the foregoing, produced from and attributable to the Properties.

“Imbalances” means over-production or under-production or over-delivery or under-delivery with respect to Hydrocarbons produced from the Properties (measured in Mcfs for gas, and in barrels for oil), regardless of whether the same arise at the wellhead, pipeline, gathering system, transportation system, processing plant, or any other location, including any imbalances under gas balancing or similar agreements, production handling agreements, processing agreements, and/or gathering or transportation agreements.

“Individual Defect Threshold” is defined in Section 7.6.

“Information” is defined in Section 6.3.

“Interest Addition” is defined in Section 7.7(a).

“Interest Addition Notice” is defined in Section 7.7(a).

“Interest Addition Rejection Notice” is defined in Section 7.7(d).

“Interest Addition Value” is defined in Section 7.7(a).

“Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments, and codes of Governmental Authorities.

“Leases” is defined in Section 2.2(a).

“Losses” means any and all losses, damages, Obligations, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character.

“Material Agreements” means, to the extent binding upon or impacting or affecting any of the Assets or Buyer’s ownership or operation thereof after Closing, any contract, agreement, or other arrangement, other than the instruments constituting the Leases, which is one or more of the following types:

(a) A contract with any Affiliate of Seller;

(b) A contract for the sale, purchase, exchange, or other disposition of Hydrocarbons which are not cancelable without penalty on ninety (90) days prior written notice;

(c) A contract to acquire, sell, lease, farmin, farmout, exchange, or otherwise dispose of all or any part of the Assets (including contracts containing rights of first refusal, rights of first offer, or put or call rights, but excluding conventional rights of reassignment upon intent to abandon or release a Well or Lease);

(d) A joint operating agreement, unit operating agreement, unit agreement, or other similar agreement;

(e) A non-competition agreement or any agreement that purports to restrict, limit, or prohibit Seller from engaging in any line of business or the manner in which, or the locations at which, Seller (or Buyer, as successor in interest to Seller) conducts business, including area of mutual interest agreements, or that would obligate Buyer after the Closing to sell any interest in any Asset(s), purchase any leasehold interest or other asset, or employ and pay for a drilling rig);

(f) A contract for the marketing, gathering, treatment, processing, storage, or transportation of Hydrocarbons;

(g) An indenture, mortgage or deed of trust, loan, credit or note purchase agreement, sale-lease back agreement, guaranty, bond, letter of credit, or similar financial agreement;

(h) A contract for the construction and installation or rental of equipment, fixtures, or facilities with guaranteed production throughput requirements or demand charges or which cannot be terminated by Seller without penalty on no more than sixty (60) days’ notice;

(i) Any contract reasonably expected to result in aggregate payments by or revenues to Seller of more than $100,000 (net to Seller’s interest) during any year; or

(j) Any saltwater disposal contract with a term of 90 days or more.

“Net Mineral Acre” means, with respect to a Lease: (a) the number of gross acres in the lands covered by such Lease, multiplied by (b) the lessor’s undivided percentage interest in oil, gas, and other minerals covered by such Lease in such lands, multiplied by (c) Seller’s (and after Closing, Buyer’s) Working Interest in such Lease; provided that if items (b) and/or (c) vary as to different areas of such lands (including depths) covered by such Lease, a separate calculation shall be done for each such area as if it were a separate Lease.

“Net Revenue Interest” means, with respect to any Property, the interest in and to all Hydrocarbons produced, saved, and marketed from or allocated to such Property after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

“Non-Operated Assets” means Assets operated by any Person other than Seller or its Affiliates.

“Obligations” means duties, liabilities, and obligations, whether vested, absolute, or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise.

“Party” and “Parties” are defined in the preamble to this Agreement.

“Permits” means all permits, licenses, approvals and consents from appropriate Governmental Authorities necessary to conduct operations on or with respect to the Assets.

“Permitted Encumbrances” means:

(a) The terms and conditions of the Leases and other instruments of record relating to the Wells, including lessor’s royalties, overriding royalties, net profits, carried interests, reversionary interests and similar burdens (payable or in suspense) to the extent that such terms and conditions do not, individually or in the aggregate, operate to reduce the Net Revenue Interest of any Property below that set forth on Exhibit A or Exhibit B for such Property or increase the Working Interest for any Property above that set forth on Exhibit A or Exhibit B for such Property without a proportionate increase in the corresponding Net Revenue Interest for such Property;

(b) Liens for current period Taxes or assessments not yet delinquent or, if delinquent, that are listed on Section 4.23 of Seller’s Disclosure Schedule as being contested in good faith in the normal course of business, responsibility for which shall be retained by Seller after Closing, and adequate cash reserves for which are maintained in accordance with GAAP;

(c) All rights to consent by, required notices to, filings with, or other actions by a Governmental Authority, in connection with the conveyance of the applicable Asset if the same are customarily obtained after such conveyance;

(d) Conventional rights of reassignment triggered by Seller’s (or, after the Closing, Buyer’s) express indication of its intention to release or abandon its interest prior to expiration of the primary term or other termination of such interest;

(e) Easements, rights of way, servitudes, permits, surface leases and other similar rights with respect to surface operations, on, over, or in respect of any Asset, or restrictions on access thereto, that do not materially interfere with or impair the exploration, development and/or operation of the affected Asset;

(f) The terms and conditions of the Material Agreements described on Exhibit C, to the extent the same do not, individually or in the aggregate, reduce the Net Revenue Interest for any Property below that set forth in Exhibit A or Exhibit B for such Property or increase the Working Interest for any Property above that set forth in Exhibit A or Exhibit B for such Property without a proportionate increase in the corresponding Net Revenue Interest for such Property;

(g) Materialmens’, mechanics’, operators’ or other similar liens arising in the ordinary course of business incidental to operation or ownership of the Assets if such liens and charges have not yet become delinquent or if their validity is being contested in good faith by appropriate action and Seller retains responsibility therefor after Closing, and, in each case, adequate cash reserves for the payment thereof are maintained in accordance with GAAP;

(h) Preferential rights to purchase or similar agreements (i) with respect to which waivers or consents are obtained from the appropriate parties for the transactions contemplated hereby, (ii) with respect to which required notices have been given for the transactions contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights, or (iii) which are listed in Section 4.22 of Seller’s Disclosure Schedule;

(i) Third party consents to assignments or similar agreements (i) with respect to which waivers or consents are obtained from the appropriate parties for the transactions contemplated hereby, (ii) with respect to which required notices have been given for the transactions contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights, request for further information about the transactions contemplated by this Agreement or any Party to this Agreement, or other objection to the transactions contemplated by this Agreement, or (iii) with respect to which arrangements (acceptable to Buyer in its sole discretion) have been made by the Parties to allow Buyer to receive substantially the same economic benefits as if all such waivers and consents had been obtained;

(j) Errors or omissions in documents related to the Assets caused by oversights in drafting, executing, or acknowledging that (i) a prudent operator, when applying industry standards, would regard as immaterial, (ii) do not affect and have not historically affected the operations of or production from the Assets, and (iii) do not reduce the Net Revenue Interest for any Property below that set forth in Exhibit A or Exhibit B for such Property or increase the Working Interest for any Property above that set forth in Exhibit A or Exhibit B for such Property without a proportionate increase in the corresponding Net Revenue Interest for such Property;

(k) The terms and conditions of unitizations, communitizations, poolings and pooling agreements, joint operating agreements and production sales agreements to the extent that such terms and conditions (other than the non-consent provisions of joint operating agreements) do not, individually or in the aggregate, operate to reduce the Net Revenue Interest of any Property below that set forth on Exhibit A or Exhibit B for such Property or increase the Working Interest for any Property above that set forth on Exhibit A or Exhibit B for such Property without a proportionate increase in the corresponding Net Revenue Interest for such Property;

(l) Rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets and the applicable laws, rules and regulations of such Governmental Authority, except to the extent any of the same have been applied or exercised, individually or in the aggregate, in a manner that operates to reduce the Net Revenue Interest for any Property below that set forth in Exhibit A or Exhibit B for such Property or increase the Working Interest for any Property above that set forth in Exhibit A or Exhibit B for such Property without a proportionate increase in the corresponding Net Revenue Interest for such Property;

(m) Any maintenance of uniform interest provision in an operating agreement if (i) waived by the party or parties having the right to enforce such provision, or (ii) the violation of such provision would not give rise to the unwinding of the sale of the affected Asset hereunder;

(n) Any depth limitations with respect to Seller’s title to a Property that are expressly set forth for such Property in Exhibit A or Exhibit B, as applicable; or

(o) Such other defects or irregularities of title as Buyer may have waived in writing or by which Buyer shall be deemed to have waived pursuant to the provisions of Section 7.2(b).

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Preferential Asset” is defined in Section 6.4(b).

“Preferential Rights” means any right or agreement that enables any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with (a) the sale, assignment or other transfer of any Asset or any interest therein or portion thereof, or (b) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

“Properties” or “Property” is defined in Section 2.2(h).

“Property Costs” means all amounts attributable to the operation and ownership of the Assets, including capital expenses, joint interest billings, lease operating expenses, lease rental and maintenance costs, royalties, overriding royalties, leasehold payments, Taxes (other than Excluded Taxes), drilling expenses, workover expenses, geological, geophysical and any other exploration or development expenditures chargeable under applicable operating agreements or other agreements consistent with the standards established by the Council of Petroleum Accountants Societies, Inc.; provided, however, that Property Costs shall not include any liabilities, losses, costs, or expenses arising attributable to:

(a) claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury or other torts, illness or death;

(b) property damage (other than damage to structures, fences, irrigation systems and other fixtures, crops, livestock, and other personal property in the ordinary course of business);

(c) violation of any Law (or a private cause or right of action under any Law);

(d) environmental damage or liabilities, including Remediation obligations for any contamination of groundwater, surface water, soil, sediments, or Facilities;

(e) title and environmental claims (including claims that Leases have terminated);

(f) claims of improper calculation or payment of royalties (including overriding royalties and other burdens on production) related to deduction of post-production costs or use of posted or index prices or prices paid by Affiliates;

(g) gas balancing and other production balancing obligations;

(h) Casualty Losses; or

(i) any claims for indemnification, contribution, or reimbursement from any third Person with respect to liabilities, losses, costs, and expenses of the type described in preceding clauses (a) through (h), whether such claims are made pursuant to contract or otherwise.

“Purchase Price” is defined in Section 3.1.

“Purchase Price Adjustments” is defined in Section 11.2.

“Records” is defined in Section 2.2(f).

“Remediation” and its syntactical variants mean the implementation and completion of any remedial, removal, response, construction, repair, closure, disposal, restoration, or other corrective actions required under Environmental Laws.

“Restricted Business” means the exploration, development, exploitation, or production of oil, natural gas, or natural gas liquids.

“Retained Asset” is defined in Section 6.4(d).

“Retained Obligations” is defined in Section 13.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnitees” means Seller and its Affiliates, together with their respective officers, directors, managers, employees, agents, partners, representatives, members, shareholders, affiliates, subsidiaries, successors and assigns.

“Seller Operated Assets” means Assets operated by Seller or its Affiliates.

“Seller” is defined in the preamble of this Agreement.

“Seller’s Disclosure Schedule” means the Schedule attached as Schedule 4.

“Seller’s Knowledge” means the actual knowledge of any fact, circumstance or condition by a current officer of Seller, or any operational supervisory or field-level supervisory employee of Seller or its Affiliates with authority or responsibility over any of the Assets.

“Statement” is defined in Section 11.3(a).

“Surface Rights” is defined in Section 2.2(h).

“Suspense Funds” means proceeds of production and associated penalties and interest, if any, in respect of any of the Assets that are payable to third parties and are lawfully being held in suspense by Seller as the operator of such Assets.

“Tax” means:

(a) federal, state, local, or foreign taxes, charges, fees imposts, levies, or other assessments, including all net income, gross receipts, franchise, capital, sales, use, ad valorem, value added, transfer, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, fees, assessments, and charges of any kind whatsoever;

(b) all interest, penalties, fines, additions to tax, or additional amounts imposed by any Governmental Authority in connection with any item described in subsection (a); and

(c) any liability for any item described in subsections (a) and (b), payable by reason of contract, assumption, transferee liability, operation of Law, or otherwise.

“Tax Return” has the meaning set forth in Section 4.23.

“Territory” means those portions of Frio and La Salle Counties, Texas, outlined on the map attached hereto as Exhibit H.

“Title Defect” is defined in Section 7.2.

“Title Defect Notices” is defined in Section 7.2.

“Title Defect Rejection Notice” is defined in Section 7.5.

“Title Defect Value” is defined in Section 7.2.

“Transfer Requirement” means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Asset or any interest therein, other than any consent of, notice to, filing with, or other action by Governmental Authorities in connection with the sale or conveyance of oil and/or gas leases or interests therein or Surface Rights or interests therein, if they are not required prior to the assignment of such oil and/or gas leases, Surface Rights or interests or they are customarily obtained subsequent to the sale or conveyance (including consents from state agencies).

“Transition Services Agreement” has the meaning set forth in Section 15.13

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of Treasury Regulations hereafter proposed or adopted.

“Units” has the meaning set forth in Section 2.2(c).

“Walkaway Sum” is defined in Section 12.1(e).

“Wells” has the meaning set forth in Section 2.2(b).

“Working Interest” means, with respect to any Property, the interest in and to such Property that is burdened with the obligation to bear and pay costs and expenses of maintenance, development, and operations on or in connection with such Property, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests, and other similar burdens upon, measured by, or payable out of production therefrom.

Section 1.2. Interpretation and Construction. In interpreting and construing this Agreement, the following principles shall be followed:

(a) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms “herein,” “hereof,” “hereby,” and “hereunder,” and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or subdivision in which any such terms may be employed. The terms “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.” The plural shall be deemed to include the singular, and vice versa.

(b) Unless the context of this Agreement clearly requires otherwise, references to Articles, Sections, subsections, Exhibits and Schedules refer to the Articles, Sections, and subsections of, and Exhibits and Schedules to, this Agreement.

(c) Any accounting term not otherwise defined herein has the meaning assigned to it under GAAP. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings in the oil and gas industry are used herein in accordance with such recognized meanings.

(d) The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Each Exhibit, attachment, and Schedule to this Agreement constitutes a part of this Agreement and is incorporated herein by reference, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, attachment, or Schedule, then the provisions of the main body of this Agreement shall prevail.

(f) Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

(g) Any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto, and any rules and regulations promulgated thereunder.

(h) Any reference to “$” or “dollars” means United States Dollars.

ARTICLE 2.

PURCHASE AND SALE

Section 2.1. Purchase and Sale. At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Assets, in exchange for the consideration set forth in this Agreement and the assumption by Buyer of the Assumed Obligations attributable to the Assets.

Section 2.2. The Assets. As used herein, the term “Assets” means the following (except to the extent constituting Excluded Assets):

(a) The oil, gas, and/or mineral leases described on Exhibit A, subject to the limitations described on Exhibit A, and any other oil, gas, and/or mineral lease on which any of the Assets are located, together with all interests (including carried interests, royalty interests, overriding royalty interests, mineral interests, production payments and net profits interests) in such leases or derived from such leases in or to any pools or units that include any lands covered by any such leases or that include any Wells, and all tenements, hereditaments, and appurtenances belonging to such leases and such pooled areas or units (the “Leases”);

(b) All existing oil and/or gas wells located on the lands covered by the Leases, whether producing, shut-in, or temporarily abandoned, including those wells specifically described in Exhibit B, together with all injection and disposal wells on such lands (collectively, the “Wells”);

(c) The unitization, pooling and communitization agreements, declarations and orders, and the units created thereby, and all other such agreements relating to the Leases and/or the Wells and to the production of Hydrocarbons, if any, attributable to the Leases and/or the Wells (the “Units”);

(d) All production facilities, structures, tubular goods, well equipment, lease equipment, production equipment, pipelines, inventory and all other personal property, fixtures and facilities used in connection with the Properties (each, a “Facility” or collectively, the “Facilities”);

(e) All existing and effective contracts, agreements and instruments by which any of the Assets are bound or that directly relate to or are directly applicable to any Asset (including sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, farmin or farmout agreements, service agreements, water rights agreements, production handling agreements, exploration agreements, and participation agreements), including the agreements described in Exhibit C, but (subject to Section 6.4) excluding any contract, agreement or instrument to the extent transfer thereof is restricted by third-party agreement or applicable Law;

(f) All records, files, orders, maps, data, interpretations, seismic data, geological and geographic information, schedules, reports and logs relating to the items and interests described in Sections 2.2(a)-(e) above, but (subject to Section 6.4) only to the extent not subject to unaffiliated third party contractual restrictions on disclosure or transfer and only to the extent related to the items and interests described in Sections 2.2(a)-(e) above (the “Records”);

(g) All rights and benefits arising from or in connection with any Imbalances existing as of the Effective Time;

(h) To the extent transferable, all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Wells, Leases, and Facilities, including those identified on Exhibit D (“Surface Rights,” and, together with the Wells, Leases, and Facilities, the “Properties” or a “Property”);

(i) All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time;

(j) All Hydrocarbon inventories produced from or attributable to the Properties that are in storage or existing in stock tanks at the Effective Time, whether produced before, on or after the Effective Time;

(k) The Suspense Funds;

(l) All trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables and general intangibles, attributable to the Assets with respect to periods of time from and after the Effective Time; and

(m) All liens and security interests in favor of Seller or its Affiliates, whether choate or inchoate, under any law or contract, to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Time of any of the other Assets or to the extent arising in favor of Seller as a non-operator of any Non-Operated Property.

Section 2.3. Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the sale contemplated hereby (collectively, the “Excluded Assets”):

(a) All trade credits, accounts receivable, notes receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(b) All deposits, cash, checks in process of collection, cash equivalents, and funds attributable to the Assets with respect to any period of time prior to the Effective Time;

(c) All claims and causes of action of Seller arising from acts, omissions, or events relating to (i) the Assets, or damage to or destruction of the Assets, occurring prior to the Effective Time or (ii) any of the Excluded Assets or the Retained Assets;

(d) All rights, titles, claims, and interests of Seller arising prior to the Effective Time under any policy or agreement of insurance or bond, or to any insurance proceeds or awards relating to events, circumstances, or occurrences prior to the Effective Time;

(e) All claims of Seller for refund of, or loss carry forwards with respect to, (i) ad valorem, severance, production, property, excise, or any other taxes attributable to any period prior to the Effective Time (even if applied for after the Effective Time), (ii) income or franchise taxes imposed on Seller or its Affiliates, or (iii) any taxes attributable to the Excluded Assets or the Retained Assets;

(f) All amounts due or payable to Seller as adjustments or refunds under any Material Agreements with respect to any period prior to the Effective Time (excluding all rights and interests with respect to Imbalances existing as of the Effective Time conveyed as part of the Assets);

(g) All proceeds, income or revenues (and any security or other deposits made) to the extent attributable to (i) the Assets prior to the Effective Time (excluding all rights and interests with respect to Imbalances existing as of the Effective Time conveyed as part of the Assets) or (ii) the Excluded Assets or the Retained Assets;

(h) All amounts due or payable to Seller as adjustments to insurance premiums related to any period prior to the Effective Time;

(i) All of Seller’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property (excluding the interests in seismic, engineering, geological, and geophysical data conveyed as part of the Assets);

(j) All documents and instruments of Seller that may be protected by an attorney-client privilege;

(k) Audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets or Retained Assets;

(l) All corporate minute books, financial records, and other business records of Seller that relate to Seller’s business generally;

(m) All personal computers and associated peripherals, and radio and telephone equipment;

(n) All of Seller’s vehicles and rolling stock;

(o) All assets and interests excluded from the “Assets” pursuant to ARTICLE 7 or ARTICLE 8; and

(p) All items listed on Exhibit F.

Section 2.4. Receipts and Credits.

(a) Allocation of Income and Costs. If the Closing occurs:

(i) Buyer shall be entitled to all revenues, production, proceeds, income, and products from or attributable to the Assets from and after the Effective Time, and to all other income, proceeds, receipts, and credits earned (including delay rentals, shut-in royalties, and lease bonuses) with respect to the Assets on or after the Effective Time, and shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred from and after the Effective Time; and

(ii) Except as expressly set forth to the contrary herein, Seller shall be entitled to all revenues, production, proceeds, income, and products from or attributable to the Assets prior to the Effective Time, and to all other income, proceeds, receipts, and credits earned (including delay rentals, shut-in royalties, and lease bonuses) with respect to the Assets prior to Effective Time, and shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred prior to the Effective Time.

(b) Determinations. The terms “earned” and “incurred,” as used in this Agreement, shall be interpreted in accordance with GAAP and the standards established by the Council of Petroleum Accountants Societies, Inc. For purposes of this Section 2.4, determination of whether Property Costs are attributable to the period before or after the Effective Time shall be based on when services are rendered, when the goods are delivered, or when the work is performed. For clarification, the date an item or work is ordered is not the date of such transaction for interpretive purposes, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, shall be the relevant date. For purposes of allocating Hydrocarbon production, revenues, proceeds, income, accounts receivable, and products under this Section 2.4:

(i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run, or, if there is no such facility, the applicable lease automatic custody transfer meters through which they are run; and

(ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters on the pipelines through which they are transported.

Buyer shall utilize reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings or gauging and strapping data is not available.

(c) Allocation of Taxes. Taxes (other than Excluded Taxes), right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before, and the number of days in the applicable period falling at or after, the Effective Time, except that Hydrocarbon production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold or proceeds of sale, as applicable, before, and at or after, the Effective Time. In each case, Buyer shall be responsible for the portion allocated to the period at and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time. After Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Property Costs for which such Party is responsible or revenues to which such Party is entitled (whether entirely or in part) pursuant to this Section 2.4.

(d) Payments. Except to the extent the Purchase Price is adjusted in respect of such amount, if Buyer or Seller receives any amount to which the other is entitled pursuant to this Section 2.4, such receiving Party will promptly account for and transmit such amount to the other. If Buyer or Seller pays any amount for which the other is obligated pursuant to this Section 2.4, such paying Party will notify the other, and such other shall promptly reimburse such Party for such amount.

Section 2.5. Assumed Obligations. If the Closing occurs, from and after the Closing Date, Buyer shall assume, pay and discharge the following insofar as allocable to the Assets (“Assumed Obligations”), except to the extent the same constitute Retained Obligations or are matters for which Seller owes indemnification under Section 13.3:

(a) Any and all Obligations in any way relating to the ownership and/or operation of the Assets arising during, related to or otherwise attributable to the period from and after the Effective Time;

(b) All plugging and abandonment (as well as where necessary, any surface restoration) of the Wells;

(c) All Property Costs and other costs which are for the account of Buyer pursuant to Section 11.2;

(d) The Suspense Funds;

(e) Ad valorem, property, severance and other similar taxes or assessments based upon or measured by the ownership of the Assets or the production therefrom attributable to any period from and after the Effective Time;

(f) Any and all sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation, and other similar fees and taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, if any, imposed or required in connection with the sale of the Assets to Buyer or the filing or recording of all assignments related to the sale of the Assets to Buyer; and

(g) Any and all Environmental Liabilities.

ARTICLE 3.

PURCHASE PRICE

Section 3.1. Purchase Price. Subject to any adjustments that may be made pursuant to Section 11.2, the purchase price for the Assets will be One Hundred Eighteen Million Dollars and No Cents ($118,000,000.00) (the “Purchase Price”). Contemporaneously with the execution of this Agreement the Parties have entered into the Escrow Agreement. On or before July 27, 2015 Buyer shall pay the Deposit Amount to Wells Fargo Bank, N.A. (the “Escrow Agent”). If the Closing occurs, the Deposit Amount shall be applied as a credit towards the Purchase Price in accordance with the Escrow Agreement. If the Closing does not occur as a result of the material breach by Buyer of the terms of this Agreement and there has been no material breach by Seller of the terms of this Agreement, then Seller shall have the option, it its sole discretion, to either (a) receive the Deposit Amount as liquidated damages (and not as a penalty), as its sole remedy, whereupon the Parties shall jointly instruct the Escrow Agent to pay the Deposit Amount to Seller, or (b) enforce specific performance of this Agreement. If the Closing does not occur as a result of the material breach by Seller of the terms of this Agreement and there has been no material breach by Buyer of the terms of this Agreement, then Buyer shall have the option, it its sole discretion, to either (x) have the Deposit Amount returned to Buyer, as its sole remedy, whereupon the Parties shall jointly instruct the Escrow Agent to pay the Deposit Amount to Buyer, or (y) enforce specific performance of this Agreement. If the Closing does not occur for any other reason, the Parties shall instruct the Escrow Agent to return the Deposit Amount to Buyer.

Section 3.2. Allocation of Purchase Price. The Parties agree that the unadjusted Purchase Price is allocated among the Assets in the amounts set forth in Exhibit G (the “Allocation Schedule”). The “Allocated Value” for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on the Allocation Schedule. The Parties agree (a) that the Allocated Values, as adjusted pursuant to this Agreement, shall be used by the Parties as the basis for reporting Asset values and other items for purposes of all federal, state and local Tax Returns, including Internal Revenue Service Form 8594, which the Parties shall timely file with the Internal Revenue Service (if required to be filed) and (b) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental

Authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchase right holders or in other documents or notices relating to the transactions contemplated by this Agreement unless required to do so by a final determination as defined in Section 1313 of the Code. The Parties shall confer and cooperate on any revisions to the allocation of the Purchase Price, including reporting any matters that require updating to be consistent with the agreed allocation.

ARTICLE 4.

SELLER’S REPRESENTATIONS AND WARRANTIES

Except as otherwise disclosed on Seller’s Disclosure Schedule, Seller represents and warrants to Buyer, as of the Effective Date and as of the Closing Date, as follows:

Section 4.1. Organization and Standing. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly qualified to own, operate the Properties, carry on, and conduct its business in the State(s) where the Assets are located.

Section 4.2. Legal Power. Seller has all requisite power and authority to carry on its business as presently conducted and to execute, deliver and perform this Agreement (and all documents required to be executed and delivered by Seller at Closing). The execution, delivery and performance of this Agreement (and such documents) and the consummation of the transactions contemplated hereby (and thereby) will not violate, or be in conflict with, any material provision of Seller’s governing documents or any material provisions of any agreement or instrument to which it is a party or by which it is bound, or, to Seller’s Knowledge, any judgment, decree, order, statute, rule or regulation applicable to Seller.

Section 4.3. Authorization and Enforceability. The execution, delivery and performance by Seller of this Agreement (and all documents required to be executed and delivered by Seller at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary or requisite corporate action on the part of Seller and its board of directors, its managing members, or other governing body, as applicable. This Agreement constitutes (and, at Closing, such documents shall constitute) Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

Section 4.4. Liability for Broker’s Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated hereby for which Buyer will have any responsibility.

Section 4.5. No Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to Seller’s Knowledge, threatened against Seller by any third Person.

Section 4.6. No Conflicts. The execution, delivery, performance and consummation of this Agreement (and the transactions contemplated hereby) do not and will not:

(a) Violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which Seller is a party or by which Seller or any of the Assets is bound (including the governing documents of Seller);

(b) Violate, conflict or constitute a breach of any Law by which Seller or any of the Assets is bound, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify any authorization or Permit that relates to the Assets; or

(c) Except with respect to the Preferential Rights and Transfer Requirements listed in Section 4.22 of Seller’s Disclosure Schedule, result in the creation, imposition or continuation of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatsoever, on or affecting Seller or the Assets.

Section 4.7. Consents and Approvals. No filing or registration with, and no permit, authorization, certificate, waiver, license, consent or approval of, any Governmental Authority is necessary for the execution, delivery or performance by Seller of this Agreement (other than existing permits and other existing approvals).

Section 4.8. Litigation and Claims.

(a) Seller has not received a written claim or written demand notice that has not been resolved and that would adversely affect the Assets, the operation or ownership thereof or the rights to production therefrom;

(b) There are no actions, suits, governmental investigations, written governmental inquiries or proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller or any of the Assets, in any court or by or before any Governmental Authority or arbitrator with respect to the Assets or that would affect Seller’s ability to consummate the transactions contemplated by this Agreement, or adversely affect the ownership, operation, or rights to production from the Assets; and

(c) There is no existing award, decision, injunction, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority that adversely affects the use, ownership, and/or operation of the Assets.

Section 4.9. Insurance. Seller maintains, and until the Closing Date shall maintain, with respect to the Seller Operated Assets, at least the insurance coverage described in Section 4.9 of Seller’s Disclosure Schedule.

Section 4.10. Liens. Except for Permitted Encumbrances, the Assets shall be conveyed to Buyer at the Closing with a special limited warranty of Defensible Title by, through, and under Seller, and free and clear of all liens and encumbrances, subject to the terms of the Conveyance.

Section 4.11. Judgments. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other Governmental Authority outstanding against Seller or any Asset that would reasonably be expected to interfere with the operation of the Assets or impair Seller’s ability to consummate the transactions contemplated by this Agreement.

Section 4.12. Compliance with Law. Seller’s ownership and operation of the Seller Operated Assets is in compliance with all applicable Laws (and, to Seller’s Knowledge, the ownership and operation of the Non-Operated Assets is in compliance with all applicable Laws). Seller has not received written notice of a material violation of any Law, or any judgment, decree or order of any court, or from any Governmental Authority applicable to Seller’s business or operations that remains uncured, and that would, individually or in the aggregate, have a material adverse effect on the Assets (individually or taken as a whole). Seller has received no notice from any Governmental Authority of any violation, nor of any threatened or pending investigation of an alleged violation, of any Environmental Laws relating to any of the Assets.

Section 4.13. Rights to Production. Except with respect to Imbalances or as set forth in Section 4.13 of Seller’s Disclosure Schedule, no Person has any call upon, right to purchase or to market, option to purchase or market, or similar rights with respect to any portion of the Hydrocarbons produced from the Seller Operated Assets after the Effective Time that is not terminable without penalty on less than ninety (90) days’ notice.

Section 4.14. Take-or-Pay Arrangements. With respect to the Seller Operated Assets, Seller has not received any prepayments or buydowns, or entered into any take-or-pay or forward sale arrangements, such that Seller would be obligated after the Effective Time to make deliveries of Hydrocarbons produced from the Assets without receiving full payment therefor.

Section 4.15. Material Agreements. (i) All Material Agreements are listed on Exhibit C, (ii) each Material Agreement is in full force and effect and represents the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, (iii) Seller is not and, to Seller’s Knowledge, no other party is, in material breach of any Material Agreement, and (iv) Seller has not received or delivered notice of a material default or breach with respect to any Material Agreement.

Section 4.16. Compliance With Leases. Seller is in compliance in all material respects with the Leases, including all express and implied covenants thereunder, and no written demands or notices of default, breach or non-compliance have been issued to or received by Seller. Except proceeds attributable to interests being held in suspense in accordance with prudent industry practice and applicable law, all proceeds of production which Seller is disbursing or is required to disburse to third parties have been and are being accounted for under appropriate division orders, transfer orders or similar documents signed by or otherwise clearly binding on the parties receiving such proceeds and reflecting as to each party the decimal interest of such party.

Section 4.17. Payouts. No Wells are subject to a revision or other adjustment at some level of cost recovery or payout other than as expressly set forth on Exhibit B.

Section 4.18. Non-Consent Operations. Seller has not elected not to participate in any operation or activity proposed with respect to any Asset which could result in Seller’s (or, after the Closing, Buyer’s) interest in such Asset becoming subject to a penalty or forfeiture as a result of such election.

Section 4.19. Royalties and Rentals. All bonuses, delay rentals, shut-in royalties, minimum royalties and royalties, other than suspended royalties, with respect to the Seller Operated Assets (and, to Seller’s Knowledge, with respect to the Non-Operated Assets) that have been due have been timely and correctly paid in accordance with applicable Leases and Laws.

Section 4.20. Permits. Seller has maintained and is maintaining all material Permits with respect to the Seller Operated Assets. The Seller Operated Assets (and, to Seller’s Knowledge, the Non-Operated Assets) are in compliance with applicable Laws, Permits, rules, regulations, ordinances and orders. No event has occurred which permits, or after the giving of notice or lapse of time or both would permit, the revocation or termination of any Permit or the imposition of any restrictions of such a nature as may limit the operation or use of the Assets as historically conducted.

Section 4.21. Imbalances. As of the Execution Date, there are no Imbalances attributable to the Seller Operated Assets, and to Seller’s Knowledge, there are no Imbalances attributable to the Non-Operated Assets. Seller has not received a notice from an applicable operator relating to any of the Assets that an Imbalance constitutes all of Seller’s (or its Affiliate’s) share of ultimately recoverable reserves in any balancing area.

Section 4.22. Preferential Rights and Transfer Requirements. Except as set forth in Section 4.22 of Seller’s Disclosure Schedule, there are no Preferential Rights or Transfer Requirements attributable or with respect to any of the Assets (or attributable to or with respect to any real or personal property of Seller that would be an Asset but for such Transfer Requirements).

Section 4.23. Taxes and Assessments.

(a) With the exception of those items being contested in good-faith and described in detail in Section 4.23 of Seller’s Disclosure Schedule, (i) Seller has filed, or caused to be filed all material Tax returns, declarations, reports, claims for refund or information return or statements relating to Taxes (a “Tax Return”) that they have been required to file, either separately or as a member of a consolidated group, pursuant to all applicable Laws, (ii) all Tax Returns filed by Seller (or that include Seller on a consolidated basis) are true, correct, and complete, (iii) Seller has paid all Taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, to the extent not being contested in good faith, (iv) there is no current Tax audit relating to Seller or the Assets, and (v) there is no pending Tax proceeding by any Governmental Authority relating to Seller or the Assets.

(b) No Asset is subject to a Tax partnership agreement or provision requiring a partnership income Tax Return to be filed under applicable Law.

(c) There are no Tax liens on any of the Assets except for Permitted Encumbrances.

Section 4.24. Wells, Equipment and Facilities. With respect to the Seller Operated Assets (and, to Seller’s Knowledge, with respect to the Non-Operated Assets):

(a) All Wells have been drilled and completed at legal locations and within the limits permitted by all applicable Leases, contracts, and pooling or unit agreements;

(b) No Well is subject to penalties on allowables due to overproduction or any other violation of Law;

(c) There are no Wells or Facilities located on the Seller Operated Assets (or, to Seller’s Knowledge, on the Non-Operated Assets) that (i) Seller or its Affiliate (or the operator, in the case of a Non-Operated Asset) is currently obligated by any Law or contract to currently plug, dismantle or abandon; or (ii) have been plugged, dismantled, or abandoned in a manner that does not comply in all material respects with applicable Law;

(d) All currently producing Wells and Facilities are in an operable state of repair sufficient to maintain normal operations in accordance with past practices, ordinary wear and tear excepted, and, without limiting the foregoing, do not contain junk, fish, or other obstructions which could reasonably be expected to materially interfere with drilling, completion, and recompletion, stimulation, production, or other operations on, with respect to, or affecting the Properties;

(e) The Facilities include all equipment necessary for the operation of the Seller Operated Assets in the ordinary course as currently operated by or for Seller (or one of its Affiliates);

(f) The Assets include all easements, rights of way, licenses, and authorizations from Governmental Authorities and applicable third parties that are necessary to access, construct, operate, maintain, and repair the Wells and the Facilities in the ordinary course of business as currently conducted and in compliance with all applicable Laws; and

(g) Seller has received no demand or order to plug and abandon any of the Wells.

Section 4.25. Outstanding Capital Commitments.

(a) There are no outstanding AFEs that are binding on the Assets and that Seller reasonably anticipates will individually require expenditures by Seller (or, if the Closing occurs, Buyer) or its successors in interest from and after the Effective Time in excess of $50,000.

(b) No Leases (i) are currently held by payment of shut-in royalties, reworking operations, any substitute for production in paying quantities, or any other means other than production in paying quantities, or (ii) will expire, terminate, or otherwise be materially impaired absent actions (other than continued production in paying quantities) by or on behalf of Seller or Buyer, as applicable and if Closing occurs, within sixty (60) days after the Closing Date.

Section 4.26. Absence of Certain Changes. Since the Effective Time (a) the ownership and operation of the Assets has been in the ordinary course of business consistent with past practice, and (b) Seller has not taken any action or permitted any occurrence with respect to the Assets that would have been prohibited by Section 6.1(c) had such action or occurrence happened between the Execution Date and Closing.

Section 4.27. Knowledge Qualifier for Non-Operated Assets. To the extent that Seller has made any representations or warranties in this Article 4 in connection with matters relating to Non-Operated Assets, each and every such representation and warranty shall be deemed to be qualified by the phrase, “to Seller’s Knowledge.”

Section 4.28. Offsite Disposal and Release of Hazardous Waste. During Seller’s ownership of the Assets there has been no unlawful (i) off-site disposal of Hazardous Waste produced from or relating to the Assets, or (ii) release of Hazardous Waste or other hazardous substances on or under the lands covered by the Assets.

Section 4.29. Bonds; Guaranties. Set forth on Section 4.29 of Seller’s Disclosure Statement is a list of all bonds, letters of credit and guarantees relating to the Assets that as of the date of this Agreement are being maintained by Seller or otherwise relate to the Assets.

Section 4.30. Suspense Funds. Section 4.30 of Seller’s Disclosure Schedule lists all Suspense Funds held by Seller as of the date hereof that are attributable to the Assets, a description of the source of the Suspense Funds and the reason the Suspense Funds are being held in suspense, and, if known, the name or names of the persons or parties claiming such funds or to whom the Suspense Funds are owed.

Section 4.31. Surface Use Agreements. With the exception of the terms of the Leases and Surface Rights, there are no surface use agreements to which Seller is a party covering any portion of the lands covered by the Assets. The surface rights of Seller pursuant to the Leases and Surface Rights are in full force and effect and there are no material breaches relating to surface rights, access or use.

Section 4.32. Disclosures with Multiple Applicability. Except as otherwise provided in this Article 4, if any fact, condition, or matter disclosed in the Seller’s Disclosure Schedule applies to more that one section of this Article 4, a single disclosure of such fact, condition, or matter on the Seller’s Disclosure Schedule shall constitute disclosure with respect to all sections of this Article 4 to which such fact, condition, or other matter applies, regardless of the section of the Seller’s Disclosure Schedule in which such fact, condition, or other matter is described, so long as it is reasonably apparent on its face that such disclosure is applicable thereto.

ARTICLE 5.

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller, as of the Effective Date and as of the Closing Date, as follows:

Section 5.1. Organization and Standing. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in each State where failure to be so qualified could reasonably be expected to adversely affect the Assets or consummation of the transactions contemplated by this Agreement.

Section 5.2. Power. Buyer has all requisite power and authority to carry on its business as presently conducted and to execute, deliver and perform this Agreement (and all documents required to be executed and delivered by Buyer at Closing). The execution, delivery and performance of this Agreement (and such documents) and the consummation of the transactions contemplated hereby (and thereby) shall not violate, or be in conflict with, any material provision of Buyer’s governing documents or any material provisions of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Buyer.

Section 5.3. Authorization and Enforceability. The execution, delivery and performance by Buyer of this Agreement (and all documents required to be executed and delivered by Buyer at Closing), and the consummation of the transactions contemplated hereby (and thereby), at Closing will have been duly authorized by all necessary action on behalf of Buyer. This Agreement constitutes (and, at Closing, such documents shall constitute) Buyer’s legal, valid and binding obligation, enforceable against Buyer in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

Section 5.4. Liability for Brokers’ Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

Section 5.5. Litigation. There is no action, suit, proceeding, claim or investigation by any Person or Governmental Authority that impedes or is likely to impede Buyer’s ability to consummate the transactions contemplated hereby and to assume the liabilities to be assumed by Buyer under this Agreement, including the Assumed Obligations.

Section 5.6. Securities Law, Access to Data and Information. Buyer is familiar with the Assets, is a knowledgeable, experienced and sophisticated investor in the oil and gas business, and is an “accredited investor” as such term is defined in Regulation D of the Securities Act. Buyer understands and accepts the risks and absence of liquidity inherent in ownership of the Assets. Buyer acknowledges that the Assets may be deemed to be “securities” under the Securities Act and certain applicable State securities or Blue Sky laws, and that resales thereof may therefore be subject to the registration requirements of such acts. The Assets are being acquired solely for Buyer’s own account for the purpose of investment and not with a view to resale, distribution or granting a participation therein in violation of any securities Laws.

Section 5.7. Due Diligence. Without limiting or impairing any representation, warranty, covenant, or agreement of Seller contained in this Agreement, or Buyer’s right to rely thereon, Buyer represents that it has performed, and shall perform before the Closing, such review and due diligence with respect to the Assets, which includes reviewing Well data, Records, accounting records, and other files in performing necessary evaluations, assessments, and other tasks involved in evaluating the Assets as it deems necessary to enable it to make an informed decision to acquire the Assets under the terms of this Agreement.

Section 5.8. Basis of Buyer’s Decision. Buyer represents that by reason of its knowledge and experience in the evaluation, acquisition, and operation of oil and gas properties, Buyer has evaluated the merits and the risks of purchasing the Assets from Seller, and has formed an opinion based solely on Buyer’s knowledge and experience, Buyer’s due diligence, and Seller’s representations, warranties, covenants, and agreements contained in this Agreement, and not on any other representations or warranties by Seller. Buyer represents that it has not relied and shall not rely on any statements by Seller or its representatives (other than those representations, warranties, covenants, and agreements of Seller contained in this Agreement) in making its decision to enter into this Agreement or to close the transactions contemplated hereby.

Section 5.9. Financial Ability. Buyer has or will have at Closing sufficient cash, commitments from responsible lending institutions, available lines of credit, or other sources of immediately available cash to enable it to deliver the amounts due at Closing and to take such other actions as may be required to consummate the transactions contemplated hereby.

Section 5.10. Bargaining Position. Buyer expressly acknowledges and recognizes that the price for which Seller has agreed to sell the Assets and perform their obligations under the terms of this Agreement has been predicated upon the inapplicability of the Texas Deceptive Trade Practices - Consumer Protection Act, V.C.T.A. BUS & COMM Ann. § 17.41 et seq. (the “DTPA”), or any similar statute, and this waiver of the DTPA, and any similar statute, by Buyer. BUYER FURTHER RECOGNIZES THAT SELLER, IN DETERMINING TO PROCEED WITH ENTERING INTO THIS AGREEMENT, HAS EXPRESSLY RELIED ON THE PROVISIONS OF THIS ARTICLE 5.

ARTICLE 6.

COVENANTS AND AGREEMENTS

Section 6.1. Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

(a) Access to Records; Physical Access to the Leases and Wells. From the Execution Date to the Closing, Seller shall:

(i) Make the Records available to Buyer and its representatives for inspection and review at Seller’s offices during normal business hours to permit Buyer to perform its due diligence review. Subject to the consent and cooperation of third Persons, Seller will assist Buyer in its efforts to obtain, at Buyer’s expense, such additional information from such Persons as Buyer may reasonably desire. Buyer may inspect the Records and such additional information only to the extent it may do so without violating any obligation of confidence or contractual commitment of Seller to a third Person. If disclosure or access is prohibited, Seller shall use commercially reasonable efforts to obtain permission to grant such access to Buyer and its representatives, and shall provide Buyer with as much information or access concerning the matter as is possible while still complying with applicable Laws and Seller’s obligations; provided that Seller shall not be required to make any payments for the benefit of any third Person in order to do so. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, AND EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF THE RECORDS AND OTHER PERTINENT DATA AND INFORMATION THAT IT MAY PROVIDE TO BUYER.

(ii) Grant Buyer, by appointment, during normal business hours, physical access to the Properties to allow the Buyer to conduct, at Buyer’s sole risk and expense, on site inspections and environmental assessments of the Properties. In connection with any such on site inspections, Buyer agrees not to unreasonably and materially interfere with the normal operation of the Properties and agrees to comply with all requirements of the operators of the Wells or Facilities. If Buyer or its agents prepare an environmental assessment of any Property, Buyer agrees to keep such assessment confidential unless disclosure is required pursuant to applicable Law, and to furnish copies thereof to Seller. IN CONNECTION WITH GRANTING SUCH ACCESS, BUYER REPRESENTS THAT IT IS ADEQUATELY INSURED AND WAIVES, RELEASES AND AGREES TO INDEMNIFY THE SELLER INDEMNITEES AGAINST ALL CLAIMS FOR INJURY TO, OR DEATH OF, PERSONS OR FOR DAMAGE TO PROPERTY ARISING IN ANY WAY FROM THE ACCESS AFFORDED TO BUYER HEREUNDER OR THE ACTIVITIES OF BUYER, REGARDLESS OF CAUSE, INCLUDING THE CONCURRENT NEGLIGENCE OF SELLER AND ITS CONTRACTORS AND SUBCONTRACTORS AND ITS EMPLOYEES, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH PERSON. THIS WAIVER, RELEASE AND INDEMNITY BY BUYER SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

(b) Operation of the Assets. From the Execution Date to the Closing, Seller shall:

(i) Maintain and operate the Seller Operated Assets as a reasonably prudent operator in the ordinary course of business;

(ii) Timely, fully and properly pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with the operation of the Assets;

(iii) Timely, fully and properly pay or cause to be paid all bonuses and rentals, royalties, overriding royalties, shut-in royalties, and minimum royalties and development and operating expenses, ad valorem, property, production, severance, excise, and similar taxes, and other payments incurred with respect to the Assets except (A) royalties held in suspense under applicable Law as a result of title issues and that do not give any third party a right to cancel an interest in an Asset and (B) expenses or royalties being contested in good faith, unless the nonpayment of such contested expenses or royalties could result in the loss of a Lease, in which case Seller shall notify Buyer and obtain Buyer’s approval prior to withholding such payment;

(iv) Comply in all material respects with (A) the terms and provisions of the Leases, (B) other contracts or agreements affecting the Assets, and (C) all applicable Laws, statutes, ordinances, rules, regulations and orders relating to the Assets;

(v) Maintain the personal property comprising part of the Seller Operated Assets in at least as good a condition as it is on the Execution Date, subject to ordinary wear and tear;

(vi) Keep Buyer reasonably informed regarding current and proposed activities and operations relating to the Assets; and

(vii) Notify Buyer of ongoing activities and capital expenditures with respect to the Assets in excess of $50,000 per activity or expenditure, net to the interest constituting part of the Assets, other than recompletions (which in all cases are deemed approved by Buyer).

(c) Restriction on Operations. From the Execution Date to the Closing, Seller shall not, without Buyer’s consent (which shall not be unreasonably withheld):

(i) Take any action that would cause its representations or warranties under this Agreement to be incorrect in any material respect (or with respect to representations and warranties qualified by materiality or material adverse effect, incorrect in any respect) as of the Closing Date;

(ii) Abandon any Seller Operated Asset (except any Lease after the expiration of its primary term if not capable of producing in paying quantities);

(iii) Commence, propose, or agree to participate in any single operation with respect to any Property with an anticipated net cost to Seller’s interest therein with respect to such Property of greater than $50,000, except for emergency operations;

(iv) Enter into, terminate, cancel, or materially amend or modify any Material Agreement or Lease, or enter into any new farmout, farmin or other similar contract affecting any Asset;

(v) Make any change to a division order, revenue deck or expense deck relating to any Asset that causes the Net Revenue Interest or Working Interest in such Asset to differ from that set forth for such Property on Exhibits A or B;

(vi) Make any other material change to a division order, revenue deck or expense deck maintained by Seller relating to any Asset without written notice to Buyer (for such purposes, a customary change to the ownership of an individual interest arising from a transfer by sale, gift or death shall not constitute a material change unless such change impacts Seller’s (or any of its Affiliate) ownership interest in the affected Asset;

(vii) Make any written or oral agreement allowing for the use of land covered by the Leases, the Units, Wells or Facilities for mining purposes;

(viii) Sell, lease, sublease, transfer, farm out, dispose of or mortgage, pledge, or otherwise encumber all or any part of the Assets (other than replacement of equipment, Permitted Encumbrances and sales of Hydrocarbons in the ordinary course of business);

(ix) Permit the lapse of any insurance now in force with respect to the Assets,

(x) Grant or create any preferential right to purchase, right of first negotiation, right of first purchase, Transfer Requirement or similar right, obligation or requirement with respect to any Asset; or

(xi) Agree to do any of the foregoing.

(d) Marketing Contracts. After the Execution Date, and unless Seller obtains the prior written consent of Buyer to act otherwise, Seller shall not enter into any new marketing contracts or agreements providing for the sale of Hydrocarbons produced from the Assets for a term beyond December 31, 2015.

Section 6.2. Enforcement of Third Party Provisions. To the extent pertaining to the Assets, and from and after the Effective Time until the first anniversary of the Closing, Seller shall, at Buyer’s request, use reasonable efforts to enforce, for the benefit of Buyer, at Buyer’s cost and expense, all of Seller’s rights against third Persons under any warranties, guarantees or indemnities given by such third Persons.

Section 6.3. Confidentiality. All data and information, whether written or oral, obtained from Seller in connection with the transactions contemplated hereby, including the Records, whether obtained by Buyer before or after the execution of this Agreement, and data and information generated by Buyer based on data or information obtained from Seller in connection with the transactions contemplated hereby (collectively, the “Information”), is subject to the certain agreement between the Parties relating to confidentiality dated May 13, 2015 (the “Confidentiality Agreement”). The terms of this Section 6.3 shall survive termination of this Agreement. Buyer agrees that Seller shall not have an adequate remedy at law if Buyer violates any of the terms of this Section 6.3. In such event, Seller shall have the right, in addition to any other they may have, to obtain injunctive relief to restrain any breach or threatened breach of the terms of this Section 6.3, or to obtain specific enforcement of such terms. Notwithstanding anything to the contrary contained herein, the Parties agree that if Closing occurs the Confidentiality Agreement shall expire at Closing.

Section 6.4. Preferential Purchase Rights and Transfer Requirements.

(a) Buyer’s purchase of the Assets is expressly subject to all validly existing and applicable Preferential Rights and Transfer Requirements. Promptly after the date hereof, Seller shall prepare and send notices to holders of any Preferential Rights and Transfer Requirements (which notices shall be in form and substance reasonably satisfactory to Buyer), and otherwise initiate all procedures which in Seller’s good faith judgment are reasonably required to comply with or obtain the waiver of all Preferential Rights and Transfer Requirements with respect to the transactions contemplated by this Agreement. Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Preferential Right or Transfer Requirement in order to obtain the waiver thereof or compliance therewith. Seller shall use commercially reasonable efforts to cause the holders of Transfer Requirements to consent to, or otherwise waive the Transfer Requirements applicable to, the transactions contemplated by this Agreement. Notwithstanding anything to contrary contained herein, if any consent relating to a Transfer Requirement affecting a Lease set forth on Exhibit A that is marked with ** cannot be obtained prior to Closing because partition of the Lease is objectionable and consent may be obtained if the Lease is not partitioned, at Closing the entire Lease shall be conveyed by Seller to Buyer at no additional cost, assuming such consent is obtained.

(b) Any Preferential Right must be exercised subject to all terms and conditions set forth in this Agreement. The portion of the Purchase Price to be allocated to any Asset or portion thereof affected by a Preferential Right (a “Preferential Asset”) or that becomes a Retained Asset shall be the Allocated Value for such Asset. If a Preferential Asset or a Retained Asset constitutes only a portion of an Asset and a portion of the Purchase Price has not been allocated specifically to such portion of such Asset on the Allocation Schedule, then the portion of the Purchase Price to be allocated to such Preferential Asset or Retained Asset shall be determined in a reasonable manner taking into account the net acreage (or net acre feet, as appropriate) that the portion of such Asset consisting of such Preferential Asset or Retained Asset bears to the net acreage (or net acre feet, as appropriate) in the entire Asset.

(c) If the holder of a Preferential Right who has been offered a Preferential Asset pursuant to Section 6.4(a) elects prior to Closing to purchase such Preferential Asset in accordance with the terms of such Preferential Right, and the Parties receive written notice of such election prior to the Closing, such Preferential Asset shall be eliminated from the Assets and the Purchase Price shall be reduced by the portion of the Purchase Price allocated to such Preferential Asset pursuant to Section 6.4(b).

(d) If:

(i) a third Person brings any suit, action or other proceeding prior to the Closing seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby in connection with a claim to enforce a Preferential Right; or

(ii) an Asset is subject to a Transfer Requirement which provides that if prior consent to an assignment of such Asset is not obtained, such assignment is void or of no force or effect or that otherwise divests the assignee’s right, title or interest in or to such Asset, and such Transfer Requirement has not been expressly waived or otherwise satisfied prior to the Closing Date, then, unless otherwise agreed by Seller and Buyer, the Asset or portion thereof affected by such Preferential Right or Transfer Requirement (a “Retained Asset”) shall be held back from the Assets to be transferred and conveyed to Buyer at Closing and the Purchase Price to be paid at Closing shall be reduced by the portion of the Purchase Price which is allocated to such Retained Asset pursuant to Section 6.4(b); provided, however, that, in the event that a Retained Asset is an Asset other than a Property, and Buyer is assigned the Property or Properties to which such Asset relates, but such Asset is not transferred to Buyer due to the unwaived Transfer Requirement, Buyer and Seller shall continue after Closing to use commercially reasonable efforts to obtain the waiver or consent required under the Transfer Requirement so that such Asset may be transferred to Buyer upon receipt of such consent and waiver, and, if permitted pursuant to applicable Law and agreement:

(A) Seller shall continue to hold record title to such affected Assets as nominee for Buyer;

(B) Buyer shall be responsible for all Assumed Obligations with respect to the affected Lease(s) and other affected portions of the Assets as if Buyer were the record owner of such Assets as of the Closing Date; and

(C) Seller shall act as Buyer’s nominee with respect to the affected Assets but shall be authorized to act only upon and in accordance with Buyer’s written instructions with respect thereto.

(e) Any Retained Asset so held back at the initial Closing shall be conveyed to Buyer at a delayed Closing (which shall become the new Closing Date, and 12:01 a.m. on such date shall be the Effective Time, with respect to such Retained Asset), within ten (10) Business Days following the date on which the Transfer Requirement has been satisfied, the time for exercising the Preferential Right has expired (without exercise or any action, or threat of action, to enforce such Preferential Right) or the suit, action or other proceeding, if any, referenced in clause (d)(i) above is settled or a judgment is rendered (and no longer subject to appeal) permitting transfer of the Retained Asset to Buyer pursuant to this Agreement, and Seller obtains a waiver of or notice of election not to exercise or otherwise satisfy all remaining Preferential Rights and Transfer Requirements with respect to such Retained Asset as contemplated by this Section. At the delayed Closing, Buyer shall pay Seller a purchase price equal to the amount by which the Purchase Price was reduced on account of the holding back of such Retained Asset (as adjusted pursuant to Section 11.2 with respect to such Asset through the new Closing Date therefor); provided, however, if all such Preference Rights and Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with, waived or otherwise satisfied as contemplated by this Section within one hundred eighty (180) days after the initial Closing has occurred with respect to any Assets, then such Retained Asset shall be eliminated from the Assets and this Agreement unless Buyer elects (in its sole discretion) to proceed with a closing on such Retained Asset, in which case Buyer shall be deemed to have waived any objection and shall be obligated to indemnify the Seller Indemnitees for all claims, losses and damages with respect to non-compliance with such Preferential Rights and Transfer Requirements related to such Retained Asset.

Section 6.5. SEC Matters. Seller acknowledges that Buyer and its Affiliates may be required to include statements of revenues and direct operating expenses and other financial information relating to the Assets (“Financial Statements”) in documents filed with the SEC by Buyer and its Affiliates pursuant to the Securities Act or the Exchange Act, and that such Financial Statements may be required to be audited. In that regard, Seller shall cooperate with Buyer, and provide Buyer reasonable access to such records (to the extent such information is available) and personnel of Seller as Buyer may reasonably request to enable Buyer, and its representatives and accountants, at Buyer’s sole cost and expense, to create and audit any Financial Statements that Buyer deems necessary. Notwithstanding anything to the contrary herein, Seller shall (i) provide Buyer and its independent accountants with access to any and all existing information, books, records, and documents in their possession that relate to the Assets (subject to any privilege or confidentiality obligations) and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement relevant to the periods being audited and (ii) provide customary representations to the Buyer and its independent accountants with respect to the information provided by Seller to Buyer and its Affiliates in connection with the revenues and direct operating expenses and other financial information relating to the Assets.

Section 6.6. Casualty or Condemnation Loss. If, after the Execution Date but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire, flood, other Act of God, or other casualty or is taken in condemnation or under right of eminent domain (“Casualty Loss”), Buyer shall nevertheless be required to close (subject to the other provisions of this Agreement), and the Buyer shall elect, by written notice to Seller delivered at least five (5) Business Days prior to Closing, to require Seller either (i) to cause the Assets affected by any Casualty Loss (other than condemnation or eminent domain) to be repaired or restored to at least their condition prior to such Casualty Loss, at Seller’s sole cost, risk and expense, as promptly as reasonably practicable (which work may extend after the Closing Date), (ii) to fully indemnify Buyer against any costs or expenses that Buyer reasonably incurs to repair or restore the Assets subject to such Casualty Loss, or (iii) to remove and exclude such Asset or portion thereof from the “Assets” to be transferred and conveyed to Buyer at Closing and, accordingly, to reduce the Purchase Price to be paid at Closing by the Allocated Value of such Asset (or, if a portion of such Asset, such portion of such Allocated Value as shall be determined in a reasonable manner taking into account the net acreage (or net acre feet, as appropriate) that the portion of such Asset affected by such Casualty Loss bears to the net acreage (or net acre feet, as appropriate) in the entire Asset). In each case, Seller shall retain all rights to insurance and other claims against third Persons with respect to the Casualty Loss, except to the extent the Parties otherwise agree in writing.

Section 6.7. Further Assurances. Each Party shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary for the transactions contemplated hereby, and to ensure that all of the conditions to its respective obligations contained in ARTICLE 9 or ARTICLE 10, as applicable, are satisfied as soon as reasonably practicable.

Section 6.8. Notification. Between the Execution Date and the Closing Date, Buyer shall reasonably promptly notify Seller in writing if Buyer obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect; provided, that no such notice shall have any effect on any determination of whether any condition to Buyer’s obligation to close in ARTICLE 10 has been satisfied, on Buyer’s right to terminate this Agreement pursuant to ARTICLE 12, or on the Buyer Indemnitees’ right to indemnification under ARTICLE 13. During the same period, Seller shall promptly notify Buyer in writing if Seller obtains actual knowledge that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer prior to or on the Closing Date has not been so performed or observed in any material respect; provided, that no such notice shall have any effect on any determination of whether any condition to the Seller’s obligation to close in ARTICLE 10 has been satisfied, on the Seller’s right to terminate this Agreement pursuant to ARTICLE 12, or on the Seller Indemnitees’ right to indemnification under ARTICLE 13. If any of Buyer’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the Execution Date and the Closing Date, or if any of Buyer’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall be cured by the Closing (subject to Buyer’s or Seller’s right to terminate this Agreement pursuant to ARTICLE 12), then such breach shall be considered not to have occurred for all purposes of this Agreement.

Section 6.9. Amendment to Schedules. As of the Closing Date, all Schedules to this Agreement, as applicable, shall be deemed amended and supplemented by Seller to include reference to any matter which results in an adjustment to the Purchase Price as a result of the removal under the terms of this Agreement of any of the Assets. Prior to Closing, Seller shall have the right to supplement its Schedules relating to the representations and warranties set forth in ARTICLE 4 with respect to any matters discovered or occurring subsequent to the Execution Date and such supplements shall, if the Closing occurs, be deemed to have been included in Seller’s representations and warranties for purposes of Seller’s indemnification obligations under ARTICLE 13. Subject to either Party’s right to terminate this Agreement pursuant to Article 12, if the Closing occurs and Seller has supplemented its Schedules pursuant to this Section 6.9, Buyer will be deemed to have waived the matters relating to such supplements in regard to Buyer’s obligation to close the transactions contemplated hereunder pursuant to Section 10.1.

Section 6.10. Replacement of Bonds, Letters of Credit and Guaranties. The Parties understand that none of the bonds, letters of credit and guaranties, if any, posted by Seller with Governmental Authorities and relating to the Assets will be transferred to Buyer. Promptly following Closing, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such bonds, letters of credit and guaranties, to the extent such replacements are necessary to consummate the transactions contemplated by this Agreement.

Section 6.11. Non-Competition.

(a) Subject to the exclusions and limitations set forth in Section 6.11(b), for the period of time beginning on the Closing Date and ending at 5:00 p.m. Houston, Texas, time on the day immediately before the first anniversary of the Closing Date, Seller shall not, and Seller shall not permit any of its Affiliates to, directly or indirectly, (i) engage in the Restricted Business in the Territory; or (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant.

(b) Notwithstanding the foregoing, Seller shall not be prohibited from owning and/or operating the Excluded Assets and/or Retained Assets, and may fully engage in the Restricted Business in the Territory as to such Excluded Assets and/or Retained Assets.

(c) If Seller breaches any of the provisions of Section 6.11(a), Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity:

(i) the right and remedy to have such provision specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Buyer and that money damages may not provide an adequate remedy to Buyer; and

(ii) the right and remedy to recover from Seller all monetary damages suffered by Buyer as the result of any acts or omissions constituting a breach of this Section 6.11.

(d) Seller acknowledges that the restrictions contained in this Section 6.11 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.11 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.11 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE 7.

TITLE DEFECTS

Section 7.1. Title Examination and Access. Buyer may make or cause to be made at its expense such examination as it may desire of Seller’s title to the Assets. For such purposes, until the Defect Notice Time, Seller shall give to Buyer and its Representatives full access, upon scheduled appointment, during its regular hours of business to all of the files, records, contracts, correspondence, maps, data, reports, plats, abstracts of title, lease files, well files, unit files, division order files, production marketing files, title opinions, title files, title records, ownership maps, surveys, and any other information, data, records, and files that they have relating in any way to the title to the Assets, the past or present operation thereof, and the marketing of production therefrom, except, however, where restricted by license agreements or other agreements or contracts with a non-affiliated third party.

Section 7.2. Title Defects.

(a) As used herein, the term “Title Defect” shall mean any matter affecting any Asset that would not give Seller Defensible Title to such Asset. Buyer shall notify Seller of Title Defects (“Title Defect Notices”) no later than 5:00 p.m. Houston, Texas, time on August 24, 2015 (the “Defect Notice Time”). Each Title Defect Notice shall be in writing and include: (i) a specific description of the alleged Title Defect(s); (ii) the Assets affected; (iii) a reasonably detailed explanation of the basis for the alleged Title Defect; (iv) reference to supporting documents reasonably sufficient for Seller to verify the existence of the alleged Title Defect(s); (v) the amount by which Buyer reasonably believes in good faith the Allocated Values of the affected Asset(s) are reduced by the alleged Title Defect(s) (the “Title Defect Value”); and (vi) the computations upon which Buyer’s belief is based.

(b) Notwithstanding anything herein to the contrary but excepting the special warranty of title in the Conveyance, Buyer forever waives Title Defects not asserted by a Title Defect Notice by or before the Defect Notice Time.

Section 7.3. Title Defect Value. The Title Defect Value shall be determined pursuant to the following guidelines, where applicable:

(a) If the Title Defect is that the actual Net Revenue Interest attributable to any Lease or Well is less than that stated in Exhibit A or Exhibit B, as applicable, and there is a corresponding proportionate decrease in Working Interest, then the Title Defect Value is the product of the Allocated Value of such Asset multiplied by a fraction, the numerator of which is the difference between the Net Revenue Interest set forth in Exhibit A or Exhibit B, as applicable, and the actual Net Revenue Interest, and the denominator of which is the Net Revenue Interest stated in Exhibit A or Exhibit B, as applicable;

(b) If the Title Defect results from (i) Seller having a greater Working Interest in a Lease or Well than the Working Interest specified therefor in Exhibit A or Exhibit B, as applicable, without a corresponding increase in the Net Revenue Interest or (ii) Seller having a lesser Net Revenue Interest in a Lease or Well than the Net Revenue Interest specified therefor in Exhibit A or Exhibit B, as applicable, without a corresponding decrease in the Working Interest for such Lease or Well, the Parties shall use their best efforts to agree upon a mutually acceptable Title Defect Value based upon the Allocated Value for such Asset;

(c) If the Title Defect is that the Net Mineral Acres covered by any Lease is less than the number of Net Mineral Acres set forth on Exhibit A, the Title Defect Value shall be equal to the product of (i) the shortfall of Net Mineral Acres for the applicable Lease, times (ii) the Allocated Value per Net Mineral Acre for the affected Lease;

(d) If the Title Defect results from the existence of an encumbrance, lien, mortgage, deed of trust, security interest, or other arrangement substantially equivalent to any of the foregoing, which is liquidated in amount, the Title Defect Value shall be an amount sufficient to fully discharge such lien, security interest, pledge, or collateral assignment;

(e) If the Title Defect results from any matter not described in paragraphs (a) - (d) above, the Title Defect Value shall be an amount equal to the difference between the value of the Asset with such Title Defect and the value of the Asset without such Title Defect (taking into account the Allocated Value of the affected Asset).

If a Title Defect does not affect an Asset throughout the entire productive life of such Asset, such fact shall be taken into account in determining the Title Defect Value.

In no event, however, shall the total of the Title Defect Values related to a particular Asset exceed the Allocated Value of such Asset. The Title Defect Value with respect to a Title Defect shall be determined without any duplication of any costs or losses included in any other Title Defect Value hereunder, or for which Buyer otherwise receives credit in the calculation of the Purchase Price.

Section 7.4. Procedure for Closing on Affected Assets. The following provisions shall apply with respect to closing on Assets subject to Title Defect Notices:

(a) Buyer and Seller shall enter into an escrow agreement (reasonably acceptable to all Parties), with an escrow agent (reasonably acceptable to all Parties), and at Closing, Buyer shall deposit with the escrow agent an amount equal to the aggregate amount of all downward price adjustments for Title Defects, after application of the applicable deductibles and thresholds set forth in this Agreement. Buyer and Seller shall proceed to close on the affected Assets.

(b) For each Title Defect timely asserted in a Title Defect Notice, Seller shall have the option of (i) Curing the Title Defect, (ii) contesting in good faith the Title Defect or Buyer’s good faith estimate of the Title Defect Value in accordance with Section 7.5, (iii) adjusting the Purchase Price downward by Buyer’s good faith estimate of the Title

Defect Value set forth in the Title Defect Notice, subject to the limitations set forth in this ARTICLE 7, whereupon the Parties shall instruct the escrow agent to release the escrow funds applicable to such Title Defect to Buyer, or (iv) having Buyer reassign the affected Asset to Seller (with a special warranty of title by, through, and under Buyer, but not otherwise), whereupon Buyer shall be reimbursed for such Asset by Seller and/or the escrow agent, as applicable. Seller shall notify Buyer in writing of its election no more than twenty (20) Business Days after Closing, and Seller’s failure to timely deliver a notice shall be deemed an election under clause (iii) of the preceding sentence.

(c) If Seller elects to Cure a Title Defect, Seller shall have twenty (20) Business Days after Closing to Cure the Title Defect at its sole cost, risk and expense and to Buyer’s reasonable satisfaction. At the end of such twenty (20) Business Day period, the Parties shall instruct the escrow agent to release the escrow funds attributable to such Title Defect either to Seller, if Seller has Cured such Title Defect to Buyer’s reasonable satisfaction, or to Buyer, if Seller has not Cured such Title Defect to Buyer’s reasonable satisfaction. If Seller and Buyer are unable to agree on the sufficiency of the Cure (or lack of Cure being obtained by Seller), then no instructions shall be issued to the escrow agent, and the matter shall be submitted to arbitration pursuant to Section 7.5.

Section 7.5. Contested Title Defects. With respect to any Title Defect timely asserted by a Title Defect Notice not cured to the reasonable satisfaction of Buyer (“Cure”) within twenty (20) Business Days after Closing, if Seller contests in good faith the existence of such Title Defect or Buyer’s rejection of Seller’s Cure of such Title Defect or Buyer’s good faith estimate of the Title Defect Value, then Seller shall so notify Buyer in writing within such twenty (20) Business Day period after Closing (a “Title Defect Rejection Notice”), which Title Defect Rejection Notice shall state with reasonable specificity the basis of Seller’s rejection of the Title Defect or of such Title Defect Value or of Buyer’s rejection of Seller’s Cure. For any Title Defect asserted by Buyer in a Title Defect Notice by the Defect Notice Time, if Seller fails to timely deliver a Title Defect Rejection Notice, then Seller shall be deemed to have accepted the validity of such Title Defect and such Title Defect Value, and (subject to Section 7.6) the Purchase Price shall be reduced by an amount equal to such Title Defect Value (and the Parties shall instruct the escrow agent to release the escrow funds applicable to such Title Defect to Buyer). If Seller timely delivers a Title Defect Rejection Notice with respect to any Title Defect, then representatives of the Parties, knowledgeable in title matters, shall promptly meet and attempt to agree on whether such alleged Title Defect exists and, if so, the Title Defect Value applicable thereto. If the Parties are unable to reach agreement with respect to any Title Defect, then the Title Defect or the Title Defect Value or the Cure subject to the Title Defect Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in Section 8.8, and all amounts so deposited with the escrow agent shall be disbursed in accordance with such escrow agreement after the resolution of such arbitration pursuant to the results of such arbitration.

Section 7.6. Limitations on Adjustments for Title Defects. Notwithstanding the provisions of Section 7.2, Section 7.4, and Section 7.5, Seller shall be obligated to adjust the Purchase Price to account for Title Defects only to the extent the aggregate Title Defect Value of all Title Defects plus the aggregate Environmental Defect Value of all Environmental Defects that Seller is obligated to pay pursuant to this ARTICLE 7 and ARTICLE 8 (the “Aggregate

Defect Value”) exceeds a deductible (not a threshold) equal to two percent (2%) of the unadjusted Purchase Price. In addition, if the Title Defect Value for any single Title Defect or the Environmental Defect Value for any Environmental Defect is less than $25,000.00 (the “Individual Defect Threshold”), such value shall not be considered in calculating the Aggregate Defect Value. The aggregated Title Defect Value(s) for any Asset shall never exceed the Allocated Value of such Asset.

Section 7.7. Interest Additions.

(a) If Seller discovers (i) an increase in the Net Revenue Interest of a Lease or Well above that specified therefor on Exhibit A or Exhibit B, as applicable, or (ii) an increase in the Net Mineral Acres of a Lease above that specified therefor on Exhibit A, (an “Interest Addition”), then Seller shall, from time to time and without limitation, have the right to give Buyer written notice of such Interest Additions (an “Interest Addition Notice”), as soon as practicable but not later than the Defect Notice Time, stating with reasonable specificity the Asset affected, the particular Interest Addition claimed, and Seller’s good faith estimate of the amount the additional interest increases the value of the affected Asset over and above that Asset’s Allocated Value (the “Interest Addition Value”).

(b) The Interest Addition Value shall be determined, as applicable, by (i) multiplying the Allocated Value of the subject Lease or Well by a fraction, the numerator of which is the increase in the Net Revenue Interest in such Lease or Well in excess of the Net Revenue Interest specified therefor in Exhibit A or Exhibit B, as applicable, and the denominator of which is the Net Revenue Interest specified for such Lease or Well in Exhibit A or Exhibit B, as applicable or (ii) multiplying the Allocated Value of the subject Lease by a fraction, the numerator of which is the increase in Net Mineral Acres for the applicable Lease in excess of the Net Mineral Acres specified therefor in Exhibit A, and the denominator of which is the Net Mineral Acres specified therefor in Exhibit A. Seller shall conclusively be deemed to have waived any additional interest not asserted by an Interest Addition Notice on or before the Defect Notice Time.

(c) If an Interest Addition Notice is timely delivered to Buyer, then Buyer and Seller shall enter into an escrow agreement (reasonably acceptable to all Parties), with an escrow agent (reasonably acceptable to all Parties), and at Closing, Buyer shall deposit with the escrow agent an amount equal to the aggregate amount of all Interest Addition Values, after application of the applicable deductibles and thresholds set forth in this Agreement. Buyer and Seller shall proceed to close on the affected Assets.

(d) With respect to any Interest Addition timely asserted by an Interest Addition Notice, if Buyer contests in good faith the existence of the Interest Addition or Seller’s good faith estimate of the Interest Addition Value, then Buyer shall so notify Seller in writing on or before the date that is twenty (20) Business Days after the Closing Date (an “Interest Addition Rejection Notice”). The Interest Addition Rejection Notice shall state with reasonable specificity the basis of Buyer’s rejection of the Interest Addition or of Buyer’s good faith estimate of the Interest Addition Value. If Buyer fails to timely deliver an Interest Addition Rejection Notice, Buyer shall be deemed to have accepted the validity of the Interest Addition and Seller’s good faith estimate of the Interest Addition Value, and the Parties shall instruct the escrow agent to release the Interest Addition Value applicable to such affected Asset to Seller. If Buyer timely delivers an Interest Addition Rejection Notice with respect to any Interest Addition, then representatives of the Parties, knowledgeable in title matters shall promptly meet and attempt to agree to mutually reject the Interest Addition (in which case the Parties shall instruct the escrow agent to release the Interest Addition Value applicable to such affected Asset to Buyer), or agree on the validity of such Interest Addition and the Interest Addition Value (in which case the Parties shall instruct the escrow agent to release the Interest Addition Value applicable to such affected Asset to Seller). If the Parties are unable to reach agreement with respect to any Interest Addition, then the Interest Addition or the Interest Addition Value subject to the Interest Addition Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in Section 8.8, and all amounts so deposited with the escrow agent shall be disbursed in accordance with such escrow agreement after the resolution of such arbitration pursuant to the results of such arbitration.

(e) Notwithstanding the other provisions of this Section 7.7, Buyer shall be obligated to adjust the Purchase Price to account for Interest Additions only if the aggregate Interest Addition Value of all Interest Additions that Buyer has agreed to pay or which are resolved pursuant to this Section 7.7 exceeds a deductible (not a threshold) equal to two percent (2%) of the unadjusted Purchase Price. In addition, if the Interest Addition Value for any single Asset is less than the Individual Defect Threshold, such value shall not be considered in calculating any increase to the Purchase Price. Notwithstanding anything to the contrary contained herein, Interest Additions shall only be used to offset Title Defects and no Purchase Price reduction shall be made for Interest Additions except for such offset to Title Defects.

ARTICLE 8.

ENVIRONMENTAL DEFECTS

Section 8.1. Buyer’s Environmental Assessment. Beginning on the Execution Date and ending five (5) Business Days before the Defect Notice Time, Buyer shall have the right, at its sole cost, risk, and expense, to conduct a Phase I environmental assessment of the Assets. During Seller’s regular hours of business and after providing Seller with written notice of any such activities no less than one Business Day in advance (which written notice shall include the identity of the operator (if other than Seller) and any other third party whose permission is legally required, which Seller shall cooperate with Buyer in securing), Buyer and its representatives shall be permitted to enter upon the Assets, inspect the same, review all of Seller’s files and records (other than those for which Seller has an attorney-client privilege) relating to the Assets, and generally conduct visual, non-invasive tests, examinations, and investigations. No sampling or other invasive inspections of the Assets may be conducted without Seller’s prior written consent, which shall not be unreasonably withheld. Seller will have the right to (a) observe such investigation, and (b) promptly receive a copy of any final environmental report received by Buyer with respect to the Assets, except for such information for which Buyer has an attorney-client privilege. All information obtained or reviewed by Buyer shall be maintained as confidential by Buyer through the Closing Date.

Section 8.2. Environmental Defects. Buyer shall notify Seller in writing of any Environmental Defect (an “Environmental Defect Notice”) no later than five (5) Business Days before the Defect Notice Time (the “Environmental Defect Notice Time”). The Environmental Defect Notice shall include: (i) the Asset(s) affected; (ii) a complete and reasonably detailed description of the alleged Environmental Defect; (iii) Buyer’s good faith estimate of the cost of Remediation of such Environmental Defect (the “Environmental Defect Value”); and (iv) appropriate documentation substantiating Buyer’s claim. Notwithstanding anything herein to the contrary, Buyer forever waives Environmental Defects not asserted by an Environmental Defect Notice no later than the Environmental Defect Notice Time.

Section 8.3. Seller’s Right to Remediate. Seller shall have the right, but not the obligation, to attempt (at their sole cost) to Remediate any alleged Environmental Defect at any time before five (5) Business Days before the Closing Date.

Section 8.4. Remedies for Environmental Defects.

(a) For any Environmental Defect asserted in an Environmental Defect Notice and not Remediated to Buyer’s reasonable satisfaction before Closing, the Parties shall exclude the Assets affected thereby from the “Assets” to be conveyed to Buyer at Closing (with the Purchase Price adjusted downward by the Allocated Values thereof (such aggregate downward adjustment amount being the “Environmental Purchase Price”)), and shall proceed to a subsequent closing on such Assets on the Environmental Defect Closing Date (pursuant to the provisions of this Article 8), which shall be conducted pursuant to the provisions set forth in Article 11, as applicable.

(b) For any Environmental Defect asserted in an Environmental Defect Notice and not Remediated to Buyer’s reasonable satisfaction before the Environmental Defect Closing Date (and subject to Seller’s right to contest the existence of any Environmental Defect or the amount of any Environmental Defect Value as set forth in Section 8.5(b)), Seller, in its sole discretion, shall have the option of:

(i) Subject to Section 8.6, reducing the Environmental Purchase Price by the Environmental Defect Value for such Environmental Defect; or

(ii) Assuming responsibility for Remediating the Environmental Defect.

Seller must notify Buyer in writing of its election with respect to each such Environmental Defect at least four Business Days before the Environmental Defect Closing Date (and, if such election is under clause (ii) with respect to any Environmental Defect, such notice must also include a detailed description of Seller’s proposed plan and timing for such Remediation); the failure to so timely notify Buyer with respect to any such Environmental Defect shall be deemed an election by Parties under clause (i) of the preceding sentence with respect to such Environmental Defect. If Seller has timely notified Buyer in writing of an election under clause (i) with respect to any Environmental Defect, Buyer shall be deemed to have assumed responsibility for Remediation of such Environmental Defect, and all Obligations with respect thereto shall be deemed to constitute Assumed Obligations. If Seller has timely and properly notified Buyer in writing of an election under clause (ii) with respect to any Environmental Defect, Buyer shall at least one Business Day before the Environmental Defect Closing Date notify Seller in writing whether Buyer approves Seller’s proposed plan and timing for Remediation of such Environmental Defect. If Buyer does not so notify Seller, Buyer shall be deemed to have not approved such plan. If Buyer approves Seller’s plan for Remediation of any Environmental Defect, Seller shall use its best efforts to implement such Remediation in a manner consistent with the requirements of Environmental Laws and such plan, and shall have access to the affected Assets after the Environmental Defect Closing Date to implement and complete such Remediation, and Seller shall remain liable for all Damages arising out of or in connection with such Environmental Defect and such Remediation until such time as the Remediation is completed to Buyer’s reasonable satisfaction. If Buyer does not approve (or is deemed not to have approved) Seller’s proposed plan for Remediation of any Environmental Defect, then Buyer shall have the option to remove and exclude the Asset(s) subject to such Environmental Defect (together with other Assets that are appurtenant thereto) from the “Assets,” and upon such election the Environmental Purchase Price shall be reduced by the Allocated Values of the Assets so removed and excluded from the “Assets.”

(c) If any Asset is subject to an Environmental Defect, the Environmental Defect Value of which is greater than the Allocated Value of such Asset, Buyer shall have the right (in its sole discretion), exercised by delivery of written notice to Seller at least one Business Day before the Environmental Defect Closing Date, to remove and exclude such Asset that is subject to such Environmental Defect, together with all Assets appurtenant thereto, from the “Assets” in which case the Environmental Purchase Price shall be reduced by an amount equal to the Allocated Values of the Assets so removed and excluded from the “Assets.”

Section 8.5. Contested Environmental Defects. With respect to any Environmental Defect timely asserted by an Environmental Defect Notice not waived in writing by Buyer or Remediated to the reasonable satisfaction of Buyer before the Environmental Defect Closing Date, if Seller contests in good faith the existence of such Environmental Defect or Buyer’s good faith estimate of the Environmental Defect Value, then Seller shall so notify Buyer in writing at least four (4) Business Days before the Environmental Defect Closing Date (an “Environmental Defect Rejection Notice”), which Environmental Defect Rejection Notice shall state with reasonable specificity the basis of Seller’s rejection of the Environmental Defect or of Buyer’s good faith estimate of the Environmental Defect Value. For any Environmental Defect asserted by Buyer in an Environmental Title Defect Notice by the Defect Notice Time, if Seller fails to timely deliver an Environmental Defect Rejection Notice, then Seller shall be deemed to have accepted the validity of such Environmental Defect and such Environmental Defect Value, and (subject to Sections 8.4(c) and 8.6) the Environmental Purchase Price shall be reduced by an amount equal to such Environmental Defect Value unless such Environmental Defect is Remediated to the reasonable satisfaction of Buyer before the Environmental Defect Closing Date. If Seller timely delivers an Environmental Defect Rejection Notice with respect to any Environmental Defect, then representatives of the Parties, knowledgeable in environmental matters, shall promptly (but in any event at least two (2) Business Days before the Environmental Defect Closing Date) meet and attempt to agree on whether such alleged

Environmental Defect exists and, if so, the Environmental Defect Value applicable thereto. If the Parties are unable to reach agreement with respect to any Environmental Defect:

(a) The Environmental Defect or the Environmental Defect Value subject to the Environmental Defect Rejection Notice shall be submitted to arbitration in accordance with the procedures set forth in Section 8.8;

(b) If such arbitration is completed by the Environmental Defect Closing Date, then the Asset(s) subject to such arbitration shall be subject to the provisions of Section 8.4 and may be removed and excluded from, or included in, the “Assets” to be conveyed on the Environmental Defect Closing Date, and the Purchase Price shall be adjusted, accordingly (if applicable); and

(c) If such arbitration is not completed by the Environmental Defect Closing Date:

(i) Buyer may (in its sole discretion) elect to either (1) remove and exclude the Asset affected by such contested Environmental Defect (together with other Assets that are appurtenant thereto) from the “Assets” to be conveyed on the Environmental Defect Closing Date, accordingly reduce the Purchase Price by the Allocated Values of such Assets, and terminate such arbitration or (2) retain the Asset within the “Assets” to be conveyed on the Environmental Defect Closing Date and accordingly (subject to Section 8.6) reduce the Environmental Purchase Price by Buyer’s good faith estimate of the Environmental Defect Value set forth in the relevant Environmental Defect Notice;

(ii) If Buyer retained such Asset within the “Assets” conveyed on the Environmental Defect Closing Date and the arbitrator determines that such Environmental Defect does not exist, Buyer shall promptly after such determination pay to Seller an amount equal to the amount by which the Environmental Purchase Price was reduced for such Environmental Defect; and

(iii) If Buyer retained such Asset within the “Assets” conveyed on the Environmental Defect Closing Date and the arbitrator determines that the Environmental Defect Value for such Environmental Defect was less than the amount by which the Environmental Purchase Price was adjusted for such Environmental Defect, Buyer shall promptly after such determination pay to Seller an amount equal to the difference between such actual amount and the amount by which the Environmental Purchase Price was reduced for such Environmental Defect.

Section 8.6. Limitation. Notwithstanding the other provisions of this ARTICLE 8, Seller shall be obligated to adjust the Purchase Price to account for Environmental Defects only to the extent that the aggregate value of all Title Defect Values plus the aggregate value of all Environmental Defect Values that Seller is obligated to pay pursuant to ARTICLE 7 and ARTICLE 8 (the “Aggregate Defect Value”) exceeds a deductible (not a threshold) equal to two percent (2%) of the unadjusted Purchase Price. If the Environmental Defect Value with respect to any single Environmental Defect is less than the Individual Defect Threshold, such cost shall not be considered in calculating the Aggregate Environmental Defect Value.

Section 8.7. Exclusive Remedies. The rights and remedies expressly granted to Buyer in or pursuant to this Agreement are the exclusive rights and remedies against Seller related to any Environmental Defect or Title Defect, or losses related thereto. Buyer expressly waives any and all other rights and remedies it may have under Environmental Laws against Seller regarding the environmental conditions of the Assets, whether for contribution, indemnity, or otherwise, regardless of the fault or negligence of the claiming party, including strict or statutory liability of that Party under applicable Law.

Section 8.8. Limited Arbitration. It is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that all disputes under ARTICLE 7 or ARTICLE 8 shall be finally and exclusively submitted to, and determined by, binding arbitration. The arbitration proceedings shall be held in Houston, Texas. The arbitration shall be conducted before a single arbitrator (who shall be selected by mutual agreement of the Parties) pursuant to the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”); provided, however, that if disputes exist with respect to both title and environmental matters, and the Parties cannot agree on a single arbitrator with experience in both such matters, the Parties agree to conduct separate arbitration proceedings with the title disputes and environmental disputes being submitted to separate arbitrators. If the Parties are unable to agree on any arbitrator, the Houston office of the AAA shall select the arbitrator. No arbitrator shall be selected who has had an affiliation with either Party or any Affiliate of either Party within the two (2) year period preceding the arbitration, or have any financial interest in the dispute, controversy, or claim. Each arbitrator must be a licensed and practicing attorney (including any attorney practicing in-house for a company, with an outside law firm, as a solo practitioner, or as a professional arbitrator) or a retired judge of a state or federal court. If any arbitrator should die, withdraw, or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator. In the event of any conflict between the Commercial Arbitration Rules of the AAA and the provisions of this Section 8.8, the provisions of this Section 8.8 shall govern and control. Each arbitrator shall apply the laws of the State of Texas (without regard to conflict of law rules) to the dispute, controversy, or claim. With respect to each matter submitted to the arbitrator pursuant to this Section 8.8, the arbitrator must resolve such matter by choosing one Party’s proposed resolution, and may not resolve such matter in any other manner. To the extent that they are not inconsistent with the Commercial Arbitration Rules of the AAA, evidentiary questions shall be governed by the Texas Rules of Evidence. Any arbitration shall proceed in the absence of a Party who, after due notice, fails to answer or appear; provided, however, that an award shall not be made solely on the default of a Party, but the arbitrator shall require the Party who is present to submit such evidence as the arbitrator may determine is reasonably required to make an award. Each arbitrator’s award shall be in writing and shall set forth findings and conclusions upon which the arbitrator based the award. The prevailing Party in each arbitration shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses incurred in connection with the arbitration, as determined by the arbitrator. Consequential, indirect, special, exemplary or punitive damages of a Party shall not be awarded under any circumstances. Any award pursuant to any arbitration shall be final and binding upon the Parties.

ARTICLE 9.

SELLER’S CONDITIONS TO CLOSE

The obligations of Seller to consummate the transactions provided for herein are subject to the fulfillment or (in Seller’s sole discretion) waiver at or prior to the Closing of each of the following conditions:

Section 9.1. Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality or material adverse effect) as of the Closing Date as though made on and as of such date.

Section 9.2. Performance. Buyer shall have performed or complied with in all material respects (and in all respects, in the case of obligations, covenants and agreements qualified by materiality) all obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

Section 9.3. Pending Matters. No suit, action or other proceeding shall be pending or threatened, and no injunction, order or award shall have been issued, that seeks to restrain, enjoin or otherwise prohibit, or recover material damages with respect to, the consummation of the transactions contemplated by this Agreement, excluding any such matter initiated by Seller or its Affiliate.

Section 9.4. Execution and Delivery of the Closing Documents. Buyer shall have executed, acknowledged and delivered, or shall stand ready to execute, acknowledge and deliver, as appropriate, to Seller all closing deliverables described in Section 11.5.

Section 9.5. Adjustments. (a) The net sum of all upward and downward adjustments to the Purchase Price to be made at Closing pursuant to ARTICLE 7, ARTICLE 8, and Section 6.6 shall be less than 20% of the unadjusted Purchase Price, and (b) the total value of Environmental Defects and Title Defects (i) for which the Parties are pursuing arbitration, or (ii) with respect to which Seller has agreed to Remediate or Cure after Closing, shall be less than 20% of the unadjusted Purchase Price.

Section 9.6. Casualty Losses. The aggregate losses from casualties to the Assets and takings of Assets under right of eminent domain shall be less than 20% of the unadjusted Purchase Price.

ARTICLE 10.

BUYER’S CONDITIONS TO CLOSE

The obligations of Buyer to consummate the transactions provided for herein are subject to the fulfillment or (in Buyer’s sole discretion) waiver at or prior to the Closing of each of the following conditions:

Section 10.1. Representations. The representations and warranties of Seller herein contained shall be true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality or material adverse effect), as of the Closing Date as though made on and as of such date, other than representations and warranties that refer to a specified date, which need only be true and correct as of such date.

Section 10.2. Performance. Seller shall have performed in all material respects (and in all respects, in the case of obligations, covenants and agreements qualified by materiality) all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing, including all Cure and Remediation obligations undertaken to be completed before Closing by Seller.

Section 10.3. Pending Matters. No suit, action or other proceeding shall be pending or threatened, and no injunction, order or award shall have been issued, that seeks to restrain, enjoin or otherwise prohibit, or recover material damages with respect to, the consummation of the transactions contemplated by this Agreement, excluding any such matter initiated by Buyer or any of its Affiliates.

Section 10.4. Execution and Delivery of the Closing Documents. Seller shall have executed, acknowledged and delivered, or shall stand ready to execute, acknowledge and deliver, as appropriate, to Buyer all closing documents described in Section 11.4.

Section 10.5. Adjustments. (a) The net sum of all upward and downward adjustments to the Purchase Price to be made at Closing pursuant to ARTICLE 7, ARTICLE 8, and Section 6.6 shall be less than 20% of the unadjusted Purchase Price, and (b) the total value of Environmental Defects and Title Defects (i) for which the Parties are pursuing arbitration, or (ii) with respect to which Seller has agreed to Remediate or Cure after Closing, shall be less than 20% of the unadjusted Purchase Price.

Section 10.6. Casualty Losses. The aggregate losses from casualties to the Assets and takings of Assets under right of eminent domain shall be less than 20% of the unadjusted Purchase Price.

ARTICLE 11.

THE CLOSING

Section 11.1. Time and Place of the Closing. If the conditions referred to in ARTICLE 9 and ARTICLE 10 have been satisfied or waived in writing, and subject to any extensions provided for herein, including, if applicable, the extension provided for in Section 8.4 with respect to Environmental Defects, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller, whose address is 801 Louisiana, Suite 700, Houston, Texas, 77002, at 10:00 a.m. Houston, Texas, time on or before September 4, 2015, or if all such conditions have not been satisfied or waived by that date, then on such other date that is mutually agreed by the Parties (the “Closing Date”).

Section 11.2. Adjustments to Purchase Price at the Closing.

(a) All adjustments to the Purchase Price shall be made (i) according to the provisions set forth in this Agreement, (ii) in accordance with GAAP as consistently applied in the oil and gas industry, and (iii) without duplication.

(b) At the Closing, the Purchase Price shall be increased by the following amounts, without duplication:

(i) the aggregate amount of all Purchase Price increases required with respect to Interest Additions under ARTICLE 7;

(ii) an amount equal to the value of all net amounts owed to Seller with respect to the Assets for the Estimated Imbalances (and, where any Imbalances are calculated on a per barrel or per Mcf basis rather than a cash basis, such amount will be determined using the product of the volume associated with such Imbalances and $2.00 per Mcf and $55.00 per barrel, as applicable);

(iii) the aggregate amount of all non-reimbursed Property Costs which are attributable to the Assets for the period from and after the Effective Time and that have been paid by Seller;

(iv) the value of all oil in storage above the pipeline connection (or less tank bottoms) or gas beyond the meters at the Effective Time shall be credited to Seller, less applicable royalties and severance taxes, and Seller shall use the operator’s gauging of the oil in storage and reading of all gas meters as of the Effective Time. As part of the Statement, the price for such oil in storage shall be at the price that Seller has contracted to sell the oil on the Effective Time. If there is no such price, the price shall be the average of the two highest prices that are posted at the Effective Time (plus any premium) by other purchasing companies, as determined by Seller in the field or locality where the Assets are located for oil of like grade and gravity. Title to the oil in storage shall pass to Buyer as of the Effective Time, and an upward adjustment shall be made to the Purchase Price due at Closing, less applicable royalties and severance Taxes;

(v) the net amount of all prepaid expenses related to the Properties (including prepaid production taxes, severance taxes, and other taxes measured by units of production; bonuses; rentals; cash calls to third Person operators; insurance premiums; and scheduled payments) attributable to periods from and after the Effective Time;

(vi) the amount of all Taxes, if any, prorated to Buyer in accordance with this Agreement but paid by Seller;

(vii) the amount of the fee owed to Seller by Buyer pursuant to the Transition Services Agreement; and

(viii) such other amounts as may be mutually agreed upon by the Parties.

(c) At the Closing, the Purchase Price shall be decreased by the following amounts, without duplication:

(i) the aggregate amount of all Purchase Price reductions required with respect to Title Defects pursuant to ARTICLE 7;

(ii) the aggregate amount of all Purchase Price reductions required with respect to Environmental Defects pursuant to ARTICLE 8;

(iii) the value allocated to any Retained Asset pursuant to Section 6.4;

(iv) the aggregate amount of all Purchase Price reductions required pursuant to Section 6.6;

(v) an amount equal to the value of all net amounts owed by Seller with respect to the Assets for the Estimated Imbalances (and, where any Imbalances are calculated on a per barrel or per Mcf basis rather than a cash basis, such amount will be determined using the product of the volume associated with such Imbalances and $2.00 per Mcf and $55.00 per barrel, as applicable);

(vi) the aggregate amount of all non-reimbursed Property Costs which are attributable to the Assets for the period prior to the Effective Time and that have been paid by Buyer;

(vii) an amount equal to all proceeds received by Seller or any of its Affiliates for the sale of the Hydrocarbons produced from the Assets from and after, or in storage or existing in stock tanks at, the Effective Time, and any other amounts received by Seller or any of its Affiliates to which Buyer would be entitled under Section 2.4(a);

(viii) the amount of the Suspense Funds; and

(ix) such other amounts as may be mutually agreed upon by the Parties.

The adjustments described in this Section 11.2 are hereinafter referred to as the “Purchase Price Adjustments.”

Section 11.3. Closing Statement; Post-Closing Adjustment.

(a) At least five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement of the Estimated Imbalances and the estimated Purchase Price Adjustments taking into account the foregoing principles, and using and based upon the best information available to Seller (the “Statement”). At the Closing, Buyer shall pay the Purchase Price (less the Deposit Amount), as adjusted by the estimated Purchase Price Adjustments reflected on the Statement.

(b) As soon as reasonably practicable after the Closing but not later than the 90th day following the Closing Date, Seller shall prepare and deliver to Buyer a draft statement setting forth the final calculation of the Purchase Price and showing the calculation of each adjustment under Section 11.2, based on the most recent actual figures for each adjustment, and using the actual Imbalance amounts rather than the Estimated Imbalances. Seller shall provide reasonable documentation to support the final calculation. As soon as reasonably practicable, but not later than the 30th day following receipt of such statement from Seller, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to such statement. If Buyer does not deliver such report to Seller on or before the end of such thirty (30) day period, Buyer shall be deemed to have agreed with Seller’s statement, and such statement shall become binding upon the Parties.

(c) The Parties shall undertake to agree on the final statement of the Purchase Price no later than sixty (60) days after delivery of Seller’s statement. If the Parties cannot reach agreement within such period of time, any Party may refer the items of adjustment which are in dispute to a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both Buyer and Seller (the “Accounting Arbitrator”), for review and final determination by arbitration. The Accounting Arbitrator shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this ARTICLE 11. The Accounting Arbitrator’s determination shall be made within forty-five (45) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the Accounting Arbitrator shall be bound by the terms of this Agreement and may not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Buyer, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Purchase Price adjustments submitted by any Party and may not award damages, interest or penalties to any Party with respect to any matter (other than the interest provided for in this Section 11.3). Seller and Buyer shall each bear their own legal fees and other costs of presenting its case. Seller shall bear one-half and Buyer shall bear one-half of the costs and expenses of the Accounting Arbitrator. Within ten (10) days after the earlier of (i) the expiration of Buyer’s thirty (30) day review period without delivery of any written report or (ii) the date on which the Parties or the Accounting Arbitrator finally determine the Purchase Price, Buyer shall pay to Seller the amount by which the Purchase Price exceeds the amount paid pursuant to Section 11.3(a) or Seller shall pay to Buyer the amount by which the amount paid pursuant to Section 11.3(a) exceeds the Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 11.3 shall bear interest from the Closing Date to the date of payment at the lesser of (x) the annual rate of interest published as the “Prime Rate” in the “Money Rates” section of The Wall Street Journal on the last Business Day prior to the Effective Date plus 3% and (y) the maximum rate allowed by applicable Law.

Section 11.4. Actions of Seller at the Closing. At the Closing, Seller shall:

(a) execute, acknowledge and deliver to Buyer counterparts of the Conveyance and such other instruments (in form and substance agreed upon by the Parties) as may be reasonably necessary to convey the Assets to Buyer in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b) deliver notice required under the Escrow Agreement;

(c) deliver to Buyer possession of the Assets (except the Suspense Funds, which shall be conveyed to Buyer by way of a downward adjustment to the Purchase Price as provided in Section 11.2(c)(viii));

(d) execute and deliver to Buyer an affidavit attesting to the non-foreign status of Seller in the form prescribed in Treasury Regulation Section 1.1445-2(b)(2);

(e) execute and deliver letters-in-lieu of division order to reflect the transactions contemplated hereby, which letters shall be on forms prepared by Seller and reasonably acceptable to Buyer;

(f) deliver to Buyer a certificate, duly executed by an authorized officer of Seller, certifying on behalf of Seller that the conditions set forth in Section 10.1 and Section 10.2 have been fulfilled;

(g) where notices of approval, consent, or waiver are received by Seller pursuant to Section 6.4, deliver copies of those notices of approval;

(h) deliver to Buyer on forms reasonably acceptable to Buyer duly executed and acknowledged releases and terminations of any mortgages, deeds of trust, assignments of production, financing statements, fixture filings, and other encumbrances and interests burdening the Assets (or any thereof), in sufficient duplicate originals to permit recording in all relevant jurisdictions;

(i) execute, acknowledge and deliver all applicable federal and state change of operator (or other similar) forms with respect to the Assets acquired by Buyer at Closing;

(j) execute and deliver the Transition Services Agreement; and

(k) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 11.5. Actions of Buyer at the Closing. At the Closing, Buyer shall:

(a) deliver to Seller the Purchase Price (as adjusted), less the Deposit Amount, by wire transfer to an account designated in writing by Seller;

(b) deliver to an escrow agent mutually agreeable to the Parties the amount equal to (i) the aggregate amount of all downward price adjustments for Title Defects pursuant to Section 7.4(a) and (ii) the aggregate amount of all Interest Addition Values for Interest Additions pursuant to Section 7.7(c), in each case, as applicable;

(c) deliver notice required under the Escrow Agreement;

(d) take possession of the Assets;

(e) deliver to Seller a certificate, duly executed by an authorized officer of Buyer, certifying on behalf of Buyer that the conditions set forth in Section 9.1 and Section 9.2 have been fulfilled;

(f) where notices of approval, consent, or waiver are received by Buyer pursuant to Section 6.4, deliver copies of those notices of approval;

(g) execute, acknowledge and deliver all applicable federal and state change of operator (or other similar) forms with respect to the Assets acquired by Buyer at Closing;

(h) execute and acknowledge counterparts of the Conveyance (including applicable assignment forms required by Governmental Authorities) and such other instruments (in form and substance agreed upon by Seller and Buyer) as may be reasonably necessary to convey the Assets to Buyer;

(i) execute and deliver the Transition Services Agreement; and

(j) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

ARTICLE 12.

TERMINATION

Section 12.1. Right of Termination. This Agreement and the transactions contemplated hereby may be completely terminated at any time at or prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by either Seller or Buyer if the Closing shall not have occurred on or before October 15, 2015; provided, however, that no Party shall have the right to terminate this Agreement pursuant to this clause (b) if such Party is at such time in material breach of its representations and warranties set forth in this Agreement or negligently or willfully failed to perform or observe its covenants and agreements herein in any material respect;

(c) by either Seller or Buyer if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

(d) by either Seller or Buyer if the other is in material breach of this Agreement, has received notice of such breach by the asserting Party and has not cured such breach on or before October 15, 2015, unless such breach has been waived by the asserting Party.

(e) Subject to the limitations on Buyer’s right to terminate described below in this Section 12.1(e), if the sum (the “Walkaway Sum”) of (i) the Aggregate Defect Value

(which shall include any unresolved disputed Title Defects and any Title Defects that have not been Cured, whether or not Seller has elected to attempt to Cure any unresolved disputed Environmental Defects and any Environmental Defects that have not been Remediated, whether or not Seller has elected to attempt to Remediate), plus (ii) the aggregate costs to repair or replace any portion of the Assets subject to a Casualty Loss or condemnation that occurs after the Execution Date and prior to the Closing and any other Damages related thereto, plus (iii) the aggregate adjustment to the Purchase Price for Preferential Assets or Transfer Requirements exceeds 20% of the unadjusted Purchase Price, then either Seller or Buyer may terminate this Agreement upon written notice to the other Parties. Notwithstanding the preceding sentence, if Seller elects to Cure any asserted Title Defects, Remediate any asserted Environmental Defects, and/or contest any asserted Title Defects, Title Defect Values, Environmental Defects, or Environmental Defect Values, and if the Curing, Remediating, and/or successfully contesting of such Title Defects, Title Defect Values, Environmental Defects, or Environmental Defect Values could reduce the Walkaway Sum to 20% or less of the unadjusted Purchase Price, then Seller shall have until October 15, 2015, to Cure, Remediate, and/or contest such Title Defects, Title Defect Values, Environmental Defects, and/or Environmental Defect Values. At such time, if Seller has not Cured, Remediated, and/or successfully contested sufficient Title Defects, Title Defect Values, Environmental Defects, and/or Environmental Defect Values to reduce the Walkaway Sum below 20% or less of the unadjusted Purchase Price, then either Seller or Buyer may terminate this Agreement upon written notice to the other Parties.

Section 12.2. Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 12.1, then except as set forth in Section 6.3, ARTICLE 1 and ARTICLE 15, this Agreement shall be null and void, but such termination shall not impair nor restrict the rights of either Party against the other with respect to the Deposit Amount, or under ARTICLE 13.

ARTICLE 13.

OBLIGATIONS AND INDEMNIFICATION

Section 13.1. Retained Obligations. Provided that the Closing occurs, Seller shall retain the following (the “Retained Obligations”):

(a) Any and all Obligations in any way relating to the ownership and/or operation of the Excluded Assets and the Retained Assets;

(b) All Property Costs and other costs which are for the account of Seller pursuant to Section 2.4(a) or Section 11.2;

(c) Ad valorem, property, severance and other similar taxes or assessments based upon or measured by the ownership of the Assets or the production therefrom attributable to any period prior to the Effective Time;

(d) Excluded Taxes;

(e) All litigation relating to the Assets existing as of the Closing Date;

(f) Any liability to third parties for personal injury or death to the extent occurring before the Closing Date as a result of the ownership and/or operation of the Assets;

(g) Any payment obligations relating to the ownership and operation of the Assets, to the extent attributable to the period prior to the Effective Time, other than those related to the Suspense Funds, Environmental Liabilities, and plugging, abandonment, and surface restoration of the oil, gas, injection, water, or other wells located on the lands covered by the Leases;

(h) The disposal of or transportation to any location by or for Seller (or any of their Affiliates) or by Seller’s agents or representatives of any Hazardous Substances derived from or attributable to the Assets in violation of any Environmental Law; and

(i) All Obligations attributable to or arising out of (i) Seller’s or its Affiliates’ employment of their employees, (ii) Seller’s or its Affiliates’ employee benefit plans, or (iii) Seller’s or its Affiliates’ responsibilities under the Employee Retirement Income Security Act of 1974, as amended, in respect of employee benefit plans applicable to their employees.

Section 13.2. Buyer’s Indemnification. Provided that the Closing occurs, Buyer shall release, defend, indemnify and hold harmless the Seller Indemnitees from and against any and all Losses suffered by such Seller Indemnitees arising out of or related to:

(a) The Assumed Obligations;

(b) Buyer’s breach of any covenant or agreement made by Buyer in ARTICLE 6; or

(c) The breach of any representation or warranty made by Buyer in ARTICLE 5.

Section 13.3. Seller’s Indemnification. Provided that the Closing occurs and subject to the other provisions of this ARTICLE 13, Seller shall jointly and severally release, defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses arising out of or relating to:

(a) The Retained Obligations;

(b) Seller’s breach of any covenant or agreement made in ARTICLE 6;

(c) The breach of any of the Fundamental Representations;

(d) The breach of any other (non-Fundamental Representations) representation or warranty made by Seller in ARTICLE 4; and/or

(e) Any federal, state and local income or franchise tax liabilities attributable to the ownership and/or operation of the Assets prior to the Closing Date, including any income or franchise tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provision from state, local or foreign applicable law, by contract, as successor, transferred or otherwise and which income tax is attributable to having been a member of any consolidated, combined or unitary group prior to the Closing Date.

Section 13.4. Limitations for Seller’s Indemnification.

(a) Time Limitations. Notwithstanding anything to the contrary herein:

(i) Seller’s indemnification obligations under Section 13.3(c) and Section 13.3(d) shall only apply with respect to any breach of any representation or warranty if Buyer has provided Seller with written notice claiming indemnification therefor on or before the date on which such representation or warranty expires pursuant to Section 14.2; and

(ii) Seller’s indemnification obligations under Section 13.3(e) shall only apply to any claim thereunder if Buyer has provided Seller with written notice claiming indemnification for such claim on or before the 60th day after the expiration of any applicable statute of limitations.

(b) Limitations on Amount. Notwithstanding anything to the contrary herein, no claim may be made against Seller for indemnification under Section 13.3(d) until (i) Losses under each individual indemnification claim exceed $25,000.00, and (ii) the aggregate dollar amount of the Losses suffered or incurred by Buyer for which Buyer would otherwise be entitled to indemnification thereunder exceeds a deductible (and not a threshold) of two percent (2%) of the unadjusted Purchase Price; after such time Seller shall be liable for only the amount by which the total of such Losses exceeds such deductible, not to exceed, however, 30% of the unadjusted Purchase Price. Notwithstanding the foregoing and anything to the contrary in the Agreement, no limit on liability, and no deductible or liability cap, shall be applied to reduce Seller’s obligations under Section 13.3(a) - 13.3(c) and Section 13.3(e).

(c) Notwithstanding anything to the contrary in this Agreement, any representation, warranty, covenant or agreement that is qualified by materiality or material adverse effect shall be deemed not to be so qualified for purposes of indemnification pursuant to this Section 13.4. The Parties shall treat, for Tax purposes, any amounts paid pursuant to this ARTICLE 13 as an adjustment to the Purchase Price.

Section 13.5. Notices and Defense of Indemnified Matters.

(a) Each Party seeking indemnification (each, an “Indemnified Party”) pursuant to this ARTICLE 13 agrees that within a reasonable period of time after it shall become aware of facts giving rise to a claim for indemnification pursuant to this ARTICLE 13, it will provide notice thereof in writing to the Parties from whom indemnification is sought pursuant to this ARTICLE 13 (each, an “Indemnifying Party”) specifying the nature of and specific basis for such claim; provided, however, that failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this ARTICLE 13, including the selection of counsel (provided that such counsel shall be reasonably acceptable to the Indemnified Parties), determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Indemnified Parties unless it includes a full release of the Indemnified Parties and their respective subsidiaries from such matter or issues without any admission or finding of fault or liability and does not impose upon the Indemnified Party any material non-financial obligation or any financial obligation that is not paid by the Indemnifying Party, as the case may be.

(c) The Indemnified Parties agree to cooperate fully with the Indemnifying Parties with respect to all aspects of the defense of any claims covered by the indemnification set forth in ARTICLE 13, including the prompt furnishing to the Indemnifying Parties of any correspondence or other notice relating thereto that the Indemnified Parties may receive, permitting the names of the Indemnified Parties to be utilized in connection with such defense, the making available to the Indemnifying Parties of any files, records or other information of the Indemnified Parties that Indemnifying Parties consider relevant to such defense and the making available to Indemnifying Parties of any employees of the Indemnified Parties; provided, however, that in connection therewith Indemnifying Parties agree to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Parties and further agrees to reasonably maintain the confidentiality of all files, records and other information furnished by the Indemnified Parties pursuant to this Section 13.5. In no event shall the obligation of the Indemnified Parties to cooperate with Indemnifying Parties as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Parties an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this ARTICLE 13; provided, however, that the Indemnified Parties may, at their option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Parties agree to keep any such counsel hired by the Indemnified Parties reasonably informed as to the status of any such defense, but Indemnifying Parties shall have the right to retain sole control over such defense.

(d) In determining the amount of any Losses for which the Indemnified Parties are entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Parties, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Parties as a result of such claim and (ii) all amounts recovered by the Indemnified Parties under contractual indemnities from third parties. The Indemnified Parties hereby agree to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including court costs and reasonable attorneys’, accountants’, and experts’ fees) of the Indemnified Parties in connection with such efforts shall be promptly reimbursed by the Indemnifying Parties. To the extent that Indemnifying Parties have made any indemnification payment hereunder in respect of a claim for which the Indemnified Parties have asserted a related claim for insurance proceeds or under a contractual indemnity, Indemnifying Parties shall be subrogated to the rights of the Indemnified Parties to receive the proceeds of such insurance or contractual indemnity.

ARTICLE 14.

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

Section 14.1. Disclaimers of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT OR THE CONVEYANCE, BUYER ACKNOWLEDGES THAT SELLER AND ITS REPRESENTATIVES HAVE NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO:

(a) TITLE TO THE ASSETS;

(b) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS;

(c) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE, OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER; AND

(d) THE ENVIRONMENTAL CONDITION OF THE ASSETS.

EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT OR THE CONVEYANCE, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (VII) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT (EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT) THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, AND FIXTURES INCLUDED IN THE

ASSETS SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND BUYER REPRESENTS TO SELLER THAT BUYER SHALL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS BUYER DEEMS APPROPRIATE. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE, OR ORDER.

Section 14.2. Survival. The representations and warranties of Buyer in ARTICLE 5 shall survive Closing for a period of one (1) year after the Closing, after which Buyer shall have no liability or obligation in relation thereto except as to matters for which Seller has provided Buyer a specific written claim on or before such termination date. Seller’s representations and warranties in Section 4.23 shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations period. The Fundamental Representations shall survive Closing indefinitely and the remainder of Seller’s representations and warranties in ARTICLE 4 shall survive Closing for a period of one (1) year after the Closing, after which, in each case, Seller shall have no liability or obligation in relation thereto except as to matters for which Buyer has provided Seller a specific written claim on or before such termination date. All other covenants and obligations contained in this Agreement shall survive the Closing indefinitely, except as specifically provided herein.

ARTICLE 15.

MISCELLANEOUS

Section 15.1. Expenses. Except as otherwise provided in this Agreement, the Escrow Agreement or any document to be executed pursuant hereto, regardless of whether the transactions contemplated by this Agreement occur, each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with the transactions contemplated hereby, and neither Party shall be entitled to any reimbursement for such expenses from the other Party; provided, that Buyer shall be responsible for one half, and Seller shall be responsible for one half, of the costs and expenses of the Escrow Agreement.

Section 15.2. Document Retention. As used in this Section 15.2, the term “Documents” shall mean all files, documents, books, records and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement (other than those that Seller have retained either the original or a copy of), including: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. Buyer shall retain and preserve the Documents for a period of no less than seven (7) years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and shall allow Seller or its representatives, at Seller’s expense, to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. Seller shall have the right during such period to make copies of the Documents at their expense.

Section 15.3. Entire Agreement. This Agreement, the Escrow Agreement, the documents to be executed pursuant hereunto, and the Exhibits and Schedules attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 15.4. Amendments. No amendment or modification of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement and identified as an amendment or modification.

Section 15.5. Waiver. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run. Any waiver shall be effective only if in a writing executed and delivered by the applicable Party.

Section 15.6. Publicity. The Parties hereto shall consult with each other and no Party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other Parties (which consent shall not be unreasonably withheld), unless such announcement or statement is required by applicable law or stock exchange requirements.

Section 15.7. No Third Party Beneficiaries. Except as provided in Section 13.2 and Section 13.3, nothing in this Agreement shall provide any benefit to any third Person or entitle any third Person to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a third Person beneficiary contract. The provisions of this Agreement are enforceable solely by the Parties (including any permitted assignee), and no limited partner or member of Buyer or other Person shall have the right, separate and apart from the Parties hereto, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

Section 15.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Parties (which consent may be granted or denied at the sole discretion of the other Party), and any attempted assignment without such consent shall be void; provided, that Buyer may in its sole discretion assign this Agreement, or the right to purchase all or any of the Assets hereunder, to any of its Affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 15.9. Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law that would result in the application of the laws of another jurisdiction. The Parties hereto irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas over any dispute between the Parties arising out of this Agreement or the transactions contemplated hereby, and each Party irrevocably agrees that all such claims in respect of such dispute shall be heard and determined in such courts (except to the extent a dispute, controversy, or claim arising out of or in connection with determination of Purchase Price adjustments pursuant to Section 11.3(c) is referred to an expert pursuant to that Section). The Parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any dispute arising out of this Agreement or the transactions contemplated hereby being brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by a suit on the judgment or any other manner provided by law. The Parties hereby waive trial by jury in any action, proceeding or counterclaim brought by any Party against another in any matter whatsoever arising out of or in relation to or in connection with this Agreement.

Section 15.10. Specific Performance. The remedy of specific performance shall be available to either Party in the event that the other Party willfully breaches this Agreement.

Section 15.11. Notices. Any notice, communication, request, instruction or other document by any Party to another required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight courier, facsimile or electronic mail to the respective address of the applicable Party set forth below. Any such notice shall be effective only upon receipt; provided, that notice given by electronic mail or facsimile transmission shall be promptly confirmed by appropriate answer-back.

Seller:

Goodrich Petroleum Company, L.L.C.

801 Louisiana, Suite 700

Houston, Texas 77002

Attention: Michael J. Killelea

Senior Vice President, General Counsel and Corporate Secretary

Phone: (713) 780-9494

Fax: (713) 780-9254

E-mail: Mike.Killelea@goodrichpetroleum.com

Buyer:

EP Energy E&P Company, LP

1001 Louisiana Street

Houston, Texas 77002

Attention: Vice President

Business Development

Facsimile: (713) 997-2920

Email: scott.anderson@epenergy.com

With a copy to:

EP Energy E&P Company, L.P.

1001 Louisiana Street

Houston, Texas 77002

Attn: General Counsel

Facsimile: 713-997-4099

Email: marguerite.woung-chapman@epenergy.com

Either Party may, by written notice so delivered to the other Party, change its address for notice purposes hereunder.

Section 15.12. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intention as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 15.13. Transition Service Agreement. Concurrently with the execution of the this Agreement, the parties shall execute and deliver to each other a transition services agreement substantially in the form attached hereto as Exhibit I (the “Transition Services Agreement”).

Section 15.14. Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 15.15. Counterpart Execution. This Agreement may be executed in any number of counterparts. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original. No Party shall be bound until all Parties have executed a counterpart. Facsimile or other electronic copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 15.16. Further Assurances. After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver, without further consideration, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 15.17. Transfer Taxes. Buyer shall be responsible for and pay all sales, transfer, use and similar Taxes arising from or associated with the transfer of the Assets (other than Taxes based on income) and all costs and expenses (including recording fees and real estate transfer taxes and real estate transfer stamps) incurred in connection with obtaining or recording title to the Assets.

[Signature Pages Follow]

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the date first set forth above.

SELLER:

GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Senior Vice President – General Counsel and Corporate Secretary

BUYER:

EP ENERGY E&P COMPANY, L.P. a Delaware limited partnership

By:	/s/ Scott D. Anderson
Name:	Scott D. Anderson
Title:	Vice President

Purchase and Sale Agreement

Signature Page

EXHIBIT B – WELLS

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as Buyer,

dated effective as of July 1, 2015

API	WELL NAME	COUNTY	State	WI	NRI
42283323200000	BURNS RANCH A 01H	LA SALLE	TX	0.666667	0.500025
42283326180000	BURNS RANCH A 02H	LA SALLE	TX	0.666650	0.500025
42283324390000	BURNS RANCH A 03H	LA SALLE	TX	0.666650	0.500025
42283323690000	BURNS RANCH A 04H	LA SALLE	TX	0.666667	0.500025
42283324190000	BURNS RANCH A 05H	LA SALLE	TX	0.666650	0.500025
42283332700000	BURNS RANCH A 06H	LA SALLE	TX	0.666667	0.500025
42283324080000	BURNS RANCH A 07H	LA SALLE	TX	0.666650	0.500025
42283329370000	BURNS RANCH A 08H	LA SALLE	TX	0.666667	0.500025
42283323990000	BURNS RANCH A 09H	LA SALLE	TX	0.792000	0.594000
42283324380000	BURNS RANCH A 10H	LA SALLE	TX	0.666667	0.500025
42283331040000	BURNS RANCH A 11H	LA SALLE	TX	0.666667	0.500025
42283331700000	BURNS RANCH A 12H	LA SALLE	TX	0.666667	0.500025
42283335550000•	BURNS RANCH A 13H	LA SALLE	TX	0.666667	0.500025
42283335560000•	BURNS RANCH A 14H	LA SALLE	TX	0.666667	0.500025
42283324590000	BURNS RANCH A 15H	LA SALLE	TX	0.666650	0.500025
42283324450000	BURNS RANCH A 16H	LA SALLE	TX	0.666650	0.500025
42283325660000	BURNS RANCH A 17H	LA SALLE	TX	0.666650	0.500025
42283326090000	BURNS RANCH A 18H	LA SALLE	TX	0.666650	0.500025
42283324690000	BURNS RANCH A 19H	LA SALLE	TX	0.666650	0.500025
42283324700000	BURNS RANCH A 20H	LA SALLE	TX	0.666650	0.500025
42283326750000	BURNS RANCH A 21H	LA SALLE	TX	0.666667	0.500025
42283326830000	BURNS RANCH A 22H	LA SALLE	TX	0.666650	0.500025
42283333700000	BURNS RANCH A 23H	LA SALLE	TX	0.666667	0.500025
42283333670000	BURNS RANCH A 24H	LA SALLE	TX	0.666667	0.500025
42283332720000	BURNS RANCH A 25H	LA SALLE	TX	0.666667	0.500025
42283329380000	BURNS RANCH A 26H	LA SALLE	TX	0.666667	0.500025
42283326200000	BURNS RANCH A 27H	LA SALLE	TX	0.666650	0.500025
42283326190000	BURNS RANCH A 28H	LA SALLE	TX	0.666650	0.500025
42283326890000	BURNS RANCH A 29H	LA SALLE	TX	0.666667	0.500025
42283326900000	BURNS RANCH A 30H	LA SALLE	TX	0.666650	0.500025
42283326910000	BURNS RANCH A 31H	LA SALLE	TX	0.666667	0.500025
42283330890000	BURNS RANCH A 34H	LA SALLE	TX	0.666667	0.500025
42283326340000	BURNS RANCH A 35H	LA SALLE	TX	0.666650	0.493358
42283329390000	BURNS RANCH A 36H	LA SALLE	TX	0.666667	0.500025
42283332320000	BURNS RANCH A 38H	LA SALLE	TX	0.666667	0.500025
42283332690000	BURNS RANCH A 39H	LA SALLE	TX	0.666667	0.500025
42283333660000•	BURNS RANCH A 40H	LA SALLE	TX	0.666667	0.500025
42283333680000	BURNS RANCH A 41H	LA SALLE	TX	0.666667	0.500025
42283333710000	BURNS RANCH A 42H	LA SALLE	TX	0.666667	0.500025
42283327330000	BURNS RANCH A 43H	LA SALLE	TX	0.666667	0.500025
42283331050000	BURNS RANCH A 44H	LA SALLE	TX	0.666667	0.500025
42283331830000	BURNS RANCH A 45H	LA SALLE	TX	0.666667	0.500025
42283332020000	BURNS RANCH A 47H	LA SALLE	TX	0.666667	0.500025
42283332030000	BURNS RANCH A 48H	LA SALLE	TX	0.666667	0.500025
42283332110000	BURNS RANCH A 49H	LA SALLE	TX	0.666667	0.500025
42163335610000	BURNS RANCH A 50H	FRIO	TX	0.666667	0.500025
42283330590000	BURNS RANCH A 51H	LA SALLE	TX	0.666667	0.500025
42283334290000	BURNS RANCH A 53H	LA SALLE	TX	0.666667	0.500025

B - 1

EXHIBIT B – WELLS

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as Buyer,

dated effective as of July 1, 2015

API	WELL NAME	COUNTY	State	WI	NRI
42283331160000	BURNS RANCH A 54H	LA SALLE	TX	0.666667	0.500025
42283331150000	BURNS RANCH A 55H	LA SALLE	TX	0.666667	0.500025
42283345920000	BURNS RANCH A 56H	LA SALLE	TX	0.666667	0.500003
42283335540000	BURNS RANCH A 57H	LA SALLE	TX	0.666667	0.500025
42283339340000	BURNS RANCH A 63H	LA SALLE	TX	0.666667	0.500025
42283337530000	BURNS RANCH A 64H	LA SALLE	TX	0.666667	0.500025
42283339350000	BURNS RANCH A 65H	LA SALLE	TX	0.666667	0.500025
42283340610000•	BURNS RANCH A 66H	LA SALLE	TX	0.666667	0.500025
42283340590000	BURNS RANCH A 67H	LA SALLE	TX	0.666667	0.500025
42283340600000•	BURNS RANCH A 68H	LA SALLE	TX	0.666667	0.500025
42283340180000	BURNS RANCH A 69H	LA SALLE	TX	0.666667	0.500025
42283345910000	BURNS RANCH A 70H	LA SALLE	TX	0.666667	0.500003
42283345870000	BURNS RANCH A 71H	LA SALLE	TX	0.666667	0.500003
42163334720000	CARNES B 6H	FRIO	TX	0.666667	0.513360	* wellbore only
42163334970000	CARNES B 7H	FRIO	TX	0.633700	0.487949	* wellbore only
42163335030000	CARNES B 8H	FRIO	TX	0.633700	0.487949	* wellbore only
42163335590000	CARNES B 10H	FRIO	TX	0.633700	0.487949	* wellbore only
42163336770000	GPC GEMINI 1H	FRIO	TX	0.666667	0.541694
42163337390000	GPC GEMINI 2H	FRIO	TX	0.666667	0.541694
42163337590000	GPC GEMINI 3H	FRIO	TX	0.666667	0.541694
42163338210000	GPC GEMINI 4H	FRIO	TX	0.666667	0.541694
42163338230000	GPC GEMINI 5H	FRIO	TX	0.666667	0.541694
42163338350000	GPC PAN AM 3H	FRIO	TX	0.666667	0.583334	* wellbore only
42163334130000	GPC PAN AM B 1H	FRIO	TX	0.792000	0.692956	* wellbore only
42163334160000	GPC PAN AM C 1H	FRIO	TX	0.792000	0.692956	* wellbore only
42163334230000	LANCASTER C-1H	FRIO	TX	0.666667	0.520396	* wellbore only
42163333970000	PALS RANCH 9	FRIO	TX	0.500000	0.375000	* wellbore only
42163335570000	PALS RANCH 10 H	FRIO	TX	0.666667	0.500025	* wellbore only
42163334250000	PEDRO MORALES 7H	FRIO	TX	0.792000	0.599786	* wellbore only
42163334980000	SHINER RANCH G1H	FRIO	TX	0.666667	0.583333	* wellbore only
42163335340000	SHINER RANCH G4H	FRIO	TX	0.666667	0.583333	* wellbore only

(Non-Consent -300% Penalty)

API	WELL NAME	COUNTY	State	APO WI	APO NRI
4216333610	CARNES B 11H	FRIO	TX	63.370%	48.795%	*wellbore only
4216333690	CARNES B 12H	FRIO	TX	63.370%	48.795%	*wellbore only
4216333368	PALS RANCH 8 H	FRIO	TX	66.670%	50.000%	*wellbore only
4216333833	PALS RANCH 13 H	FRIO	TX	66.670%	50.000%	*wellbore only

B - 2

EXHIBIT C – MATERIAL AGREEMENTS

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

(a)	Contract with any affiliate of Seller:

NONE.

(b)	Contract for the sale, purchase, exchange or other disposition of Hydrocarbons which are not cancelable without penalty on ninety (90) days prior written notice:

BP Purchase Agreement by and between Goodrich Petroleum Company, LLC and BP effective September 1, 2012

BP Operational Agency Agreement by and between Goodrich Petroleum Company, LLC and BP effective November 1, 2013

Gas Gathering and Processing Agreement by and between Goodrich Petroleum Company, LLC and Frio LaSalle Pipeline, LP effective October 1, 2012

NuStar Oil Gathering Agreement by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

NuStar Pipeline Agreements by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

Master Agreement for Purchase, Sale or Exchange of Liquid Hydrocarbons between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

Transaction Confirmation subject to the Base Contract for Sale and Purchase of Natrural Gas between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

Master Terminal Services Agreement by and between TexStar Crude Oil Services, LP and Goodrich Petroleum Company, LLC dated July 30, 2012 (term runs concurrent with the Terminal Services Schedule)

Terminal Services Schedule by and between TexStar Crude Oil Services, LP and Goodrich Petroleum Company, LLC dated July 30, 2012 (Primary Term is 5 years from commencement date of 8/1/2013)

(c)	Contract to sell:

NONE.

Contract to lease:

NONE.

Farmins:

NONE:

Farmouts:

TYPE	DATED	PARTICIPANT(S)
Farmout Agreement	4/16/2010	BlackBrush Oil & Gas, L.P.

(d)	Joint Operating Agreements:

TYPE	DATED	PARTICIPANT(S)
Operating Agreement	4/16/2010	BlackBrush Oil & Gas II, L.P.
BB-II Operating LP

UNIT DECLARATIONS:

UNIT NAME	ACRES	DATE	FORMATION
Burns Ranch A 69H	301.96	7/17/2013	Eagle Ford Shale
Carnes “B” Well No. 6H	160.00	8/23/2011	Buda Lime
Carnes “B” Well No. 7H	180.00	11/15/2011	Buda Lime
Carnes “B” Well No. 8H	200.00	1/30/2012	Buda Lime
Carnes “B” Well No. 10H	180.00	5/10/2012	Buda Lime
Carnes “B” Well No. 11H	140.00	11/26/2012	Buda Lime
Carnes “B” Well No. 12H	180.00	6/3/2013	Buda Lime
GPC Gemini 1H	360.00	6/6/2013	Eagle Ford Shale
GPC Pan AM B-1H	320.00	5/2/2011	Eagle Ford Shale
GPC Pan AM C-1H	280.00	5/2/2011	Eagle Ford Shale
GPC Lancaster C-1H	200.00	5/2/2011	Buda Lime
Pals Ranch #8	160.00	3/11/2009	Eagle Ford Shale
Pals Ranch #9	160.00	11/4/2011	Buda Lime
Pals Ranch #10H	80.00	2/17/2015	Buda Lime
Pals Ranch #13H	160.00	2/17/2015	Buda Lime
GPC Pedro Morales 7H	400.00	5/2/2011	Eagle Ford Shale
Shiner Ranch G 1H	200.00	2/7/2012	Buda Lime
Shiner Ranch G 4H	200.00	2/29/2012	Buda Lime

CROSS-ASSIGNMENT OF OIL, GAS AND MINERAL LEASES:

TYPE	DATED	PARTICIPANT(S)
Cross-Assignment of OG&ML	5/16/2010	CHK Exploration, L.L.C.

2015 DRILLING OPERATIONS AND BANKING AGREEMENT:

TYPE	DATED	PARTICIPANT(S)
2015 Drilling Operations	2/1/2015	CHK Exploration, LLC, et al
and Banking Agreement		and Burns Ranch Lessors

COOPERATION AND MAINTENANCE AGREEMENT:

TYPE	DATED	PARTICIPANT(S)
Cooperation and Maintenance Agreement	5/16/2010	CHK Exploration, L.L.C.

(e)	Non-competition Agreement:

None.

(f)	Contract for the marketing, gathering, treatment, processing, storage or transportation of Hydrocarbons:

BP Purchase Agreement by and between Goodrich Petroleum Company, LLC and BP effective September 1, 2012

BP Operational Agency Agreement by and between Goodrich Petroleum Company, LLC and BP effective November 1, 2013

Gas Gathering and Processing Agreement by and between Goodrich Petroleum Company, LLC and Frio LaSalle Pipeline, LP effective October 1, 2012

NuStar Oil Gathering Agreement by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

NuStar Pipeline Agreements by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

Master Agreement for Purchase, Sale or Exchange of Liquid Hydrocarbons between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

Transaction Confirmation subject to the Base Contract for Sale and Purchase of Natrural Gas between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

Master Terminal Services Agreement by and between TexStar Crude Oil Services, LP and Goodrich Petroleum Company, LLC dated July 30, 2012 (term runs concurrent with the Terminal Services Schedule)

Terminal Services Schedule by and between TexStar Crude Oil Services, LP and Goodrich Petroleum Company, LLC dated July 30, 2012 (Primary Term is 5 years from commencement date of 8/1/2013)

(g)	Mortgage, Deed of Trust, Loan, Credit or Note Purchase Agreement, Guaranty, Bond, Letter of Credit:

Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Goodrich Petroleum Company, L.L.C. to Brian Malone, as Trustee, for the benefit of Wells Fargo Bank, National Association, as Administrative Agent, and the Other Secured Persons, dated November 6, 2012, covering various leases and wells located in LaSalle County, Texas.

Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Goodrich Petroleum Company, L.L.C. to Andrew Abrameit, as Trustee, for the benefit of U.S. Bank National Association, as Collateral Agent, and the Other Secured Persons, dated April 23, 2015, covering various leases and wells located in LaSalle County, Texas.

Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Goodrich Petroleum Company, L.L.C. to Brian Malone, as Trustee, for the benefit of Wells Fargo

Bank, National Association, as Administrative Agent, and the Other Secured Persons, dated February 17, 2015, covering various leases and wells located in Frio County, Texas.

Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Goodrich Petroleum Company, L.L.C. to Andrew Abrameit, as Trustee, for the benefit of U.S. Bank National Association, as Collateral Agent, and the Other Secured Persons, dated April 23, 2015, covering various leases and wells located in Frio County, Texas.

(h)	Contract for the construction and installation or rental of equipment,

fixtures or facilities which cannot be terminated without penalty on no more than sixty (60) days’ notice:

GOODRICH PETROLEUM CORPORATION

Generators

July 7, 2015

Location	Compressor Supplier/ Owner	Field	Status	Contract / Start Date	County/ Parish	State	Date Unit on Location	Unit #	Engine Make	Ser. No.	H.P.	Alternator Make	Ser. No.	KW	Insurance Value	Monthly rental cost	Invoice Coding	Remarks
Burns Ranch CDP A	RRC/AES	BR	Active	28-Sep-12	La Salle	TX	9/28/2012	RCT-16	CB98	21490BS	99	Marathon	MX1940140513	75/100	$92,000	$4,008.05	A1170CC	NG/Propane
Burns Ranch CDP B	RRC/AES	BR	Active	14-Sep-12	La Salle	TX	9/14/2012	RCT-14	CB98	G00011555	99	Stamford	M12H322535	75/100	$92,000	$4,008.05	A1180OP	NG/Propane
Burns Ranch CDP C	RRC/AES	BR	Active	5-Oct-12	La Salle	TX	10/5/2012	RCT-20	CB98	G00011629	99	Stamford	M13E204946	75/100	$92,000	$4,008.05	A1190OP	NG/Propane
Burns Ranch CDP D	RRC/AES	BR	Active	13-Feb-13	La Salle	TX	2/13/2013	RCT-21	CB98	G00011646	99	Stamford	M13E204948	75/100	$92,000	$4,008.05	A1200CC	NG/Propane
Burns Ranch CDP E	RRC/AES	BR	Active	14-Sep-12	La Salle	TX	9/14/2012	RCT-8	CB98	980910184V2	99	Marathon	M12B095834	100	$92,000	$4,018.88	A1210CC	NG/Propane
Burns Ranch CDP F	RRC/AES	BR	Active	28-Oct-13	La Salle	TX	10/28/2013	RCT-04	CB98	981130047	99	Marathon	M121375523	100	$92,000	$4,018.88	A1220CC	NG/Propane
																	42094011
Burns Ranch A9H, A17H	RRC/AES	BR	Active	6-May-13	La Salle	TX	5/6/2013	RCT-42	CB98	297925	99	Stamford	X13E221454	75/100	$92,000	$4,008.05	42094023	NG/Propane
Burns Ranch A7H	RRC/AES	BR	Active	6-May-13	La Salle	TX	5/6/2013	RCT-31	CB98	G00011764	99	Marathon	MX196859	75/100	$92,000	$4,008.05	42094012	NG/Propane
Burns Ranch A18	RRC/AES	BR	Active	28-Mar-14	La Salle	TX	3/28/2014	RCT-11	CB98	296111	99	Stamford	M12E215074	100	$92,000	$4,018.88	42094025	NG/Propane
Burns Ranch A01H (NuStar)	RRC/AES	BR	Active	24-Mar-15	La Salle	TX	3/16/2015	RCT-33	CB98	297031	99	Marathon	MX194390	75	$92,000	$4,008.05	42094918	NG/Propane
Burns Ranch A01H (NuStar)	CSPL	BR	Active	1-May-14	La Salle	TX	May 1 2014	1500-1301	25372374	B120300653	1480	1500KW	B120300653	1500	$664,522	$17,490.00	110.710	Diesel
																	42094080
Burns Ranch A70, CDP G	RRC/AES	BR	Active	9-Apr-15	La Salle	TX	4/9/2015	RCT-65	10.3	297821	99	Marathon	MX197966	151	$115,000	$4,008.05	A1226CC	NG/Propane
																	42094081
Burns Ranch A56, A71	RRC/AES	BR	Active	29-Jun-15	La Salle	TX	6/29/2015	SA-1018	10.3	298322	99	Stamford	M14D145255	75/100	$115,000	$4,354.00	42094082	NG/Propane
Gemini CDP A	RRC/AES		Active					RCT-18	CB98	G00011766	99		M13E204943	75/100	$92,000	$4,008.05	A1520CC	NG/Propane

Current/Active Vehicles and Trailers
Office	Vehicle Type	Year	Vehicle Make	Model	Body Style	Color	VIN	ST	License Plate	Lessor / Title in file	Lease Number	Lease Term (Months)	Begin Date	End Date	Monthly Payment
Dilley, TX	Truck	2011	Chevrolet	Silverado 1500	PK	White	1GCNCPEA0BZ361203	TX	AB93393	Hitachi Capital America Corp	161309	48	31-Jul-11	31-Jul-15	$523.12
Dilley, TX	Truck	2011	Chevrolet	Silverado 1500 4WD LS Ext Cab	PK	White	1GCRKREA1BZ448155	TX	DRF9098	Dealers Leasing, Inc.	23966	48	16-Nov-11 16-Nov- 15		$698.00
Dilley, TX	Truck	2012	Chevrolet	Silverado 1500 2WD Reg Cab	PK	White	1GCNCPEX2CZ103755	TX	BP78943	Dealers Leasing, Inc.	24238	48	30-Apr-12	1-May-16	$516.00
Dilley, TX	Truck	2012	Chevrolet	Silverado 1500 2WD Reg Cab	PK	White	1GCNCPEX9CZ105907	TX	BP78942	Dealers Leasing, Inc.	24237	48	30-Apr-12	1-May-16	$516.00
Dilley, TX	Truck	2012	Chevrolet	Silverado 1500 2WD Reg Cab	PK	White	1GCNCPEX2CZ106462	TX	BP78941	Dealers Leasing, Inc.	24239	48	30-Apr-12	1-May-16	$516.00
Dilley, TX	Truck	2012	Chevrolet	Silverado 1500 4WD Reg Cab	PK	White	1GCNKPEA4CZ196759	TX	BY14628	Lease Finance Partners, Inc.	30044	48	1-Aug-12	1-Jul-16	$621.00
Dilley, TX	Truck	2012	Chevrolet	Silverado 1500 4WD Crew Cab	PK	White	1GCPKSE7XCF159734	TX	BG98296	Lease Finance Partners, Inc.	30045	48	1-Aug-12	1-Jul-16	$789.00
Dilley, TX	Truck	2013	Ford	F150 XL 4X4 Supercab Styleside 6.5 ft box	PK	White	1FTFX1EF8DKE49218	TX	DKM9902	Enterprise FM Trust	FT72D1	48	15-Jul-13	15-Jul-17	$761.43
Dilley, TX	Truck	2014	Ford	F150 XL 4X4 Regular Cab Styleside 8 ft box	PK	White	1FTNF1EFXEKD10708	TX	DKR6297	Enterprise FM Trust	FT70M6	40	9-Apr-14	9-Aug-17	$877.39

Rental Compression

July 1, 2015

Location	Supplier	State	County/ Parish	Contract / Start Date	Contract Number	Unit #	Engine	Ser. No.	Compr.	Ser. No.	Monthly rental cost 2015	Allocation Account
Burns Ranch CDP E	JW Power	TX	La Salle	12/20/12	17698	3224	G3508 TA/LE	9TG00120	Ariel JGE-2	F14761	$8,524	A1210GL
Burns Ranch CDP F	JW Power	TX	La Salle	9/9/11	16571	3311	F18GL	C-13306/1	ARIEL JGA-4	F-15784	$6,851	A1180GL
Burns Ranch CDP C	JW Power	TX	La Salle	12/8/12	17555	3446	G3508 TA/LE	9TG00285	Ariel JGE-2	F-16369	$8,524	A1190GL
GPC Gemini CDPA	JW Power	TX	Frio	12/5/13	18652	3800	Cat G3508 TALE	9TG00236	Ariel JGE-2	F-18698	$8,724
Burns Ranch CDP A	JW Power	TX	La Salle	8/16/11	16543	3836	F18GL	C-14607/1	ARIEL JGA-4	F-18990	$6,851	A1170GL
Burns Ranch CDP E	JW Power	TX	La Salle	1/22/13	18014	4272	G3508 TA/LE	9TG00425	Ariel JGE-2	F21094	$8,524	A1210GL
Burns Ranch CDP C	JW Power	TX	La Salle	7/10/13	16676	4388	G3508 TA	9TG0500	Ariel JGE-2	F22883	$8,374	A1190GL
Burns Ranch A 50H	JW Power	TX	La Salle	4/17/13	15921	4856	G3306 NA/HCR	G6X04924	ARIEL JGQ-2	F-30579	$3,273	42094041
Burns Ranch CDP D	JW Power	TX	La Salle	4/25/12	17015	4887	F18GL	C-16818/1	Ariel JGA-4	F-27854	$6,851	A1200GL
GPC Gemini CDPA	JW Power	TX	Frio	6/24/14	19108	4932	G3508TA	RBK00101	Ariel JGT-2	F27851	$10,704
Burns Ranch CDP B	JW Power	TX	La Salle	2/18/14	18836	4934	Cat G3508 TALE	WPN01513	Ariel JGE-2	F-27880	$9,084	A1190GL
Burns Ranch CDP D	JW Power	TX	La Salle	6/25/13	18351	5191	G3508 TA AFR	WPN01626	Ariel JGT-2	F30897	$9,084	A1200GL
Burns Ranch CDP A	JW Power	TX	La Salle	4/19/11	16339	5443	F18GL	528370021	ARIEL JGA-4	F-33160	$6,851	A1170GL
Burns Ranch CDP A	JW Power	TX	La Salle	11/16/12	17524	5717	G3508 ULB	RBK01055	ARIEL JGT-2	F-38650	$10,404	A1170GL
Burns Ranch CDP B	JW Power	TX	La Salle	6/28/12	17208	5730	F18GL	5283700277	Ariel JGA-4	F-38095	$6,851	A1180GL
GPC Gemini 1CF	JW Power	TX	Frio	6/24/14	19101	5904	G3306 TA	R6S0036	Ariel JGQ-2	F39814	$4,464	42094067

Dehydration Equipment

July 1, 2015

Location	Supplier	Contract / Start Date	County/ Parish	State	Unit #	Type (Dessicant or Glycol)	Monthly rental cost 2013
Burns Ranch CDPA	Croft	5/24/12	LaSalle	TX	416	Descicant	$2,950
Burns Ranch CDPB	Croft	6/26/12	LaSalle	TX	417	Descicant	$2,050
Burns Ranch CDPA	Croft	5/24/12	LaSalle	TX	420	HRS-H2S Removal	$3,500
Burns Ranch CDPB	Croft	6/26/12	LaSalle	TX	421	HRS-H2S Removal	$3,500
Burns Ranch CDPF	Croft	1/1/14	LaSalle	TX	489	HRS-H2S Removal	$3,500

(i)	Contracts reasonably expected to result in aggregate payments by or revenues to Seller of more than $100,000 (net to Seller’s interest) during any year

BP Purchase Agreement by and between Goodrich Petroleum Company, LLC and BP effective September 1, 2012

BP Operational Agency Agreement by and between Goodrich Petroleum Company, LLC and BP effective November 1, 2013

Gas Gathering and Processing Agreement by and between Goodrich Petroleum Company, LLC and Frio LaSalle Pipeline, LP effective October 1, 2012

NuStar Oil Gathering Agreement by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

NuStar Pipeline Agreements by and between Goodrich Petroleum Company, LLC and NuStar effective August 1, 2013

Master Agreement for Purchase, Sale or Exchange of Liquid Hydrocarbons between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

Transaction Confirmation subject to the Base Contract for Sale and Purchase of Natrural Gas between Goodrich Petroleum Company, LLC and BP Energy Company effective November 1, 2013

(j)	Saltwater disposal contracts with terms of 90 days or more

NONE.

EXHIBIT D – SURFACE RIGHTS

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

TYPE	DATE	PARTICIPANT(S)	REC INFO	COUNTY
Surface Use Agreement	8/9/2010	CHT, Ltd.	n/a	Frio
Logging Waiver	8/17/2010	JP Morgan Chase Bank	n/a	Frio/LaSalle
Logging Waiver	6/8/2011	Carolyn Julia Clark, Michele Clark Cadwallader, 4819, Ltd., 5048, Ltd.	n/a	Frio/LaSalle
Subsurface Easement	12/19/2011	Barlow Irvin, Jr.	V585/P76	LaSalle
Subsurface Easement	12/29/2011	Derry Gardner, et ux	V585/P70	LaSalle
Logging Waiver	5/9/2012	Patrick Clark	n/a	LaSalle
Water Line Agreement	6/25/2012	Craig W. Clark	n/a	LaSalle
Logging Waiver	7/11/2012	Craig W. Clark	n/a	LaSalle
Logging Waiver	7/30/2012	5048, Ltd.	n/a	Frio/LaSalle
Surface Use Agreement	10/8/2012	Shiner Ranch Southeast, Ltd.	n/a	Frio
Amendment to Surface Use Agreement	2/28/2013	Shiner Ranch Southeast, Ltd.	n/a	Frio
Subsurface Easement	6/24/2013	C&M Burns Legacy Ranch, Ltd.	n/a	LaSalle
Water Purchase/Use Agreement	5/1/2014	WFR-Frio Ranch, Ltd. And Mabel Anne Dykowski	n/a	Frio
Surface Use Agreement	5/1/2014	WFR-Frio Ranch, Ltd. And Mabel Anne Dykowski	n/a	Frio
Frac Pond Restoration Agreement	8/11/2014	Shiner Ranch Southeast, Ltd.	n/a	Frio

D - 1

EXHIBIT E – FORM OF CONVEYANCE

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	§
§
COUNTIES OF FRIO	§
AND LA SALLE	§

This Assignment, Bill of Sale and Conveyance (this “Assignment”), effective as of 12:01 a.m. Houston, Texas, time on July 1, 2015 (the “Effective Time”), is by and between Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company, whose address is 801 Louisiana Street, Suite 700, Houston, Texas, 77002 (“Assignor”), and EP Energy E&P Company, L.P., a Delaware limited partnership, whose address is 1001 Louisiana Street, Houston, Texas 77002 (“Assignee”) (collectively, the “Parties”).

Assignor, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms set forth herein, does by these presents grant, bargain, sell, convey, assign, transfer, set over, and deliver unto Assignee, all of Assignor’s right, title and interest in, to and under the following (collectively, the “Assets”), except to the extent constituting Excluded Assets:

1.	The oil, gas and/or mineral leases described on Exhibit A, subject to the limitations described on Exhibit A, and any other oil, gas, and/or mineral lease on which any of the Assets are located, together with all interests (including carried interests, royalty interests, overriding royalty interests, mineral interests, production payments and net profits interests) in such leases or derived from such leases in or to any pools or units that include any lands covered by any such leases or that include any Wells (as hereinafter defined), and all tenements, hereditaments, and appurtenances belonging to such leases and such pooled areas or units (the “Leases”);

2.	All existing oil and/or gas wells located on the lands covered by the Leases, whether producing, shut-in, or temporarily abandoned, including those wells specifically described in Exhibit B, together with all injection and disposal wells on such lands (collectively, the “Wells”);

3.	The unitization, pooling and communitization agreements, declarations and orders, and the units created thereby, and all other such agreements relating to the Leases and/or the Wells and to the production of Hydrocarbons, if any, attributable to the Leases and/or the Wells (the “Units”);

4.	All production facilities, structures, tubular goods, well equipment, lease equipment, production equipment, pipelines, inventory and all other personal property, fixtures and facilities used in connection with the Properties (each, a “Facility” or collectively, the “Facilities”);

5.	All existing and effective contracts, agreements and instruments by which any of the Assets are bound or that directly relate to or are directly applicable to any Asset (including sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, farmin or farmout agreements, service agreements, water rights agreements, production handling agreements, exploration agreements, and participation agreements), including the agreements described in Exhibit C, but (subject to Section 6.4 of the Purchase and Sale Agreement, as hereinafter defined), excluding any contract, agreement or instrument to the extent transfer thereof is restricted by third-party agreement or applicable Law;

6.	All records, files, orders, maps, data, interpretations, seismic data, geological and geographic information, schedules, reports and logs relating to the items and interests described in Paragraphs 1-5 above above, but (subject to Section 6.4 of the Purchase and Sale Agreement, as hereinafter defined) only to the extent not subject to unaffiliated third party contractual restrictions on disclosure or transfer and only to the extent related to the items and interests described in Paragraphs 1-5 above (collectively, the “Records”);

7.	All rights and benefits arising from or in connection with any Imbalances existing as of the Effective Time;

8.	To the extent transferable, all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Wells, Leases, and Facilities, including those identified on Exhibit D (“Surface Rights,” and, together with the Wells, Leases and Facilities, the “Properties”);

9.	All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time;

10.	All Hydrocarbon inventories produced from or attributable to the Properties that are in storage or existing in stock tanks at the Effective Time, whether produced before, on or after the Effective Time;

11.	The Suspense Funds;

12.	All trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables and general intangibles, attributable to the Assets with respect to periods of time from and after the Effective Time; and

13.	All liens and security interests in favor of Assignor or its Affiliates, whether choate or inchoate, under any law or contract, to the extent arising from, or relating to, the ownership, operation, or sale or other disposition on or after the Effective Time of any of the other Assets or to the extent arising in favor of Assignor as a non-operator of any Non-Operated Property.

To the extent that certain of the foregoing are used or relate to both the Assets and the Excluded Assets, such as, by way of example but not limitation, ingress and egress rights, road and pipeline easements, and drilling equipment, such assets or rights shall be jointly owned by Assignor, as part of the Excluded Assets, and by Assignee, as part of the Assets.

SAVING, EXCEPTING AND RESERVING to Assignor, however, the following (collectively, the “Excluded Assets”):

(a)	All trade credits, accounts receivable, notes receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(b)	All deposits, cash, checks in process of collection, cash equivalents, and funds attributable to the Assets with respect to any period of time prior to the Effective Time;

(c)	All claims and causes of action of Assignor arising from acts, omissions, or events relating to (i) the Assets, or damage to or destruction of the Assets, occurring prior to the Effective Time or (ii) any of the Excluded Assets or the Retained Assets;

(d)	All rights, titles, claims, and interests of Assignor arising prior to the Effective Time under any policy or agreement of insurance or bond, or to any insurance proceeds or awards relating to events, circumstances, or occurrences prior to the Effective Time;

(e)	All claims of Assignor for refund of, or loss carry forwards with respect to, (i) ad valorem, severance, production, property, excise, or any other taxes attributable to any period prior to the Effective Time (even if applied for after the Effective Time), (ii) income or franchise taxes imposed on Assignor or its Affiliates, or (iii) any taxes attributable to the Excluded Assets or the Retained Assets;

(f)	All amounts due or payable to Assignor as adjustments or refunds under any Material Agreements with respect to any period prior to the Effective Time (excluding all rights and interests with respect to Imbalances existing as of the Effective Time conveyed as part of the Assets);

(g)	All proceeds, income or revenues (and any security or other deposits made) to the extent attributable to (i) the Assets prior to the Effective Time (excluding all rights and interests with respect to Imbalances existing as of the Effective Time conveyed as part of the Assets) or (ii) the Excluded Assets or the Retained Assets;

(h)	All amounts due or payable to Assignor as adjustments to insurance premiums related to any period prior to the Effective Time;

(i)	All of Assignor’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property (excluding the interests in seismic, engineering, geological, and geophysical data conveyed as part of the Assets);

(j)	All documents and instruments of Assignor that may be protected by an attorney-client privilege;

(k)	Audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets or Retained Assets;

(l)	All corporate minute books, financial records, and other business records of Assignor that relate to Assignor’s business generally;

(m)	All personal computers and associated peripherals, and radio and telephone equipment;

(n)	All of Assignor’s vehicles and rolling stock;

(o)	All assets and interests excluded from the “Assets” pursuant to Article 7 or Article 8 of the Purchase and Sale Agreement; and

(p)	All items listed on Exhibit E.

TO HAVE AND TO HOLD all and singular the Assets, together with all rights, titles, interests, estates, remedies, powers and privileges thereto appertaining unto Assignee and its successors, legal representatives, and assigns forever, subject to the following:

1.	This Assignment is made and delivered subject to that certain Purchase and Sale Agreement dated July 24, 2015 (the “Purchase and Sale Agreement”), by and between Assignor and Assignee, and nothing in this Assignment shall operate to limit, release or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Purchase and Sale Agreement. Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Purchase and Sale Agreement. Each defined term shall be equally applicable both to the singular and the plural forms of the terms so defined. To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the Purchase and Sale Agreement, the terms and provisions of the Purchase and Sale Agreement shall control.

2.	The provisions hereof shall be covenants running with the land and shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors and assigns.

3.	This Assignment is expressly subject to all terms and conditions of the Leases, Material Agreements, and Surface Rights.

4.	THIS ASSIGNMENT IS MADE WITH FULL SUBSTITUTION AND SUBROGATION OF ASSIGNEE AS TO ALL CLAIMS ASSIGNOR HAS OR MAY HAVE AGAINST ALL PRECEDING OWNERS OF THE ASSETS. WITHOUT LIMITING THE FOREGOING, THIS ASSIGNMENT IS MADE WITH WARRANTY AND REPRESENTATION OF TITLE ONLY AS TO CLAIMS MADE BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE. EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR IN THIS ASSIGNMENT OR THE PURCHASE AND SALE AGREEMENT, ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR AND ITS REPRESENTATIVES HAVE NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO: (A) TITLE TO THE ASSETS; (B) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS; (C) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; AND (D) THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR IN THIS ASSIGNMENT OR THE PURCHASE AND SALE AGREEMENT, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (I) ANY IMPLIED OR EXPRESS WARRANTY OR MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF ASSIGNEE UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION RETURN OF THE PURCHASE PRICE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (VII) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT (EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION OR WARRANTY CONTAINED IN THE PURCHASE AND SALE AGREEMENT) THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO ASSIGNEE, AND ASSIGNEE SHALL ACCEPT SAME, AS IS, WHERE IS WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE SHALL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS ASSIGNEE DEEMS

APPROPRIATE. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

5.	The Exhibits to this Assignment are hereby incorporated by reference and constitute a part of this Assignment.

6.	The Parties agree to execute such further agreements, stipulations and/or conveyances as may be necessary to accomplish the intents and purposes of this Assignment and the Purchase and Sale Agreement.

This Assignment may be executed in any number of counterparts, each of which shall be deemed valid and binding with respect to the signatories thereto, and all of which together shall constitute one and the same conveyance.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date of the acknowledgements annexed hereto, but to be effective for all purposes from and after the Effective Time.

ASSIGNOR:

Goodrich Petroleum Company, L. L. C., a Louisiana limited liability company

By:
Name:
Title:

ASSIGNEE:

EP Energy E&P Company, L.P. a Delaware limited partnership

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, on this      day of             , 2015, within my jurisdiction,                     , who stated that he is                      for Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company, and that for and on behalf of said limited liability company, and as its act and deed, he executed the foregoing instrument after first having been duly authorized by said limited liability company to do so.

Notary Public and for Harris County, Texas

My Commission Expires:

STATE OF	§
§
COUNTY OF	§

Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, on this the      day of             , 2015, within my jurisdiction,                     , who stated that he is                      for EP Energy E&P Company, L.P., a Delaware limited partnership, and that for and on behalf of said corporation, and as its act and deed, he executed the foregoing instrument after first having been duly authorized by said corporation to do so.

Notary Public and for County,

My Commission Expires:

EXHIBIT F – CERTAIN EXCLUDED ASSETS

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as Buyer,

dated effective as of July 1, 2015

1. The following vehicles and rolling stock:

Office	Vehicle Type	Employee/Vehicle Name	Year	Vehicle Make	Model	VIN	ST	License Plate
Dilley, TX	Trailer	Cargo Trailer	2012	S&H	14X6’8” S&H Cargo Trailer - Enclosed	140CB1425C1004962	TX	96634G
Dilley, TX	Trailer	Man Lift Trailer	2013	Towable Lifts	30” X 48” T350 SN#0030005078 Trailer Mounted Lift	5DYACC1JDP005078	TX	126924H
Dilley, TX	Trailer	16’ Tandem Wheel Trailer	2009	D&P Welding	77”X16’ Medium Duty Tandum Axle Pipe Flat Bed	13KBU16269T003937	TX	DWNH45
Dilley, TX	Truck		2011	Chevrolet	Silverado 1500 4WD LT Crew Cab	3GCPKSE38BG314159	TX	BE16426

2. The Dilley, Texas field office lease, and all inventory, office contents, furniture, and computer equipment located in such field office.

3. The Dilley, Texas apartment lease.

4. All rights, title, and interest in and to the Leases, Surface Rights, and Facilities applicable to those Wells identified as “wellbore only” on Exhibit B, only to the extent such Leases, Surface Rights, and Facilities do not cover and are not used for or related to the wellbores of such Wells as of the Effective Time.

F - 1

EXHIBIT G – ALLOCATION SCHEDULE

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

WELLS

API	LEASE	GDP PROPNUM	Well Allocated Value
42283323200000	BURNS RANCH A 01H	GDP5401	$1,012,073.47
42283326180000	BURNS RANCH A 02H	GDP5447	$2,355,478.72
42283324390000	BURNS RANCH A 03H	GDP5448	$771,454.12
42283323690000	BURNS RANCH A 04H	GDP5425	$496,615.78
42283324190000	BURNS RANCH A 05H	GDP5450	$733,696.72
42283332700000	BURNS RANCH A 06H	GDP5454	$1,480,917.53
42283324080000	BURNS RANCH A 07H	GDP5436	$1,165,623.90
42283329370000	BURNS RANCH A 08H	GDP5453	$2,026,519.30
42283323990000	BURNS RANCH A 09H	GDP5435	$1,574,739.49
42283324380000	BURNS RANCH A 10H	GDP5547	$878,721.47
42283331040000	BURNS RANCH A 11H	GDP5567	$1,094,776.38
42283331700000	BURNS RANCH A 12H	GDP5552	$815,461.76
42283335550000	BURNS RANCH A 13H	GDP5589	$1,979,143.12
42283335560000	BURNS RANCH A 14H	GDP5551	$1,294,150.17
42283324590000	BURNS RANCH A 15H	GDP5460	$1,926,757.68
42283324450000	BURNS RANCH A 16H	GDP5456	$894,555.03
42283325660000	BURNS RANCH A 17H	GDP5463	$758,387.44
42283326090000	BURNS RANCH A 18H	GDP5465	$730,218.98
42283324690000	BURNS RANCH A 19H	GDP5461	$860,132.97
42283324700000	BURNS RANCH A 20H	GDP5462	$934,353.82
42283326750000	BURNS RANCH A 21H	GDP5467	$937,959.72

API	LEASE	GDP PROPNUM	Well Allocated Value
42283326830000	BURNS RANCH A 22H	GDP5471	$1,523,256.55
42283333700000	BURNS RANCH A 23H	GDP5490	$1,409,411.46
42283333670000	BURNS RANCH A 24H	GDP5548	$1,282,460.48
42283332720000	BURNS RANCH A 25H	GDP5572	$1,378,159.70
42283329380000	BURNS RANCH A 26H	GDP5546	$2,156,590.44
42283326200000	BURNS RANCH A 27H	GDP5468	$1,831,037.02
42283326190000	BURNS RANCH A 28H	GDP5472	$2,532,999.49
42283326890000	BURNS RANCH A 29H	GDP5545	$2,031,447.62
42283326900000	BURNS RANCH A 30H	GDP5483	$932,456.70
42283326910000	BURNS RANCH A 31H	GDP5491	$340,442.27
42283330890000	BURNS RANCH A 34H	GDP5566	$2,801,253.67
42283326340000	BURNS RANCH A 35H	GDP5479	$2,603,051.60
42283329390000	BURNS RANCH A 36H	GDP5542	$1,520,490.88
42283332320000	BURNS RANCH A 38H	GDP5571	$1,112,220.09
42283332690000	BURNS RANCH A 39H	GDP5573	$733,062.60
42283333660000	BURNS RANCH A 40H	GDP5622	$1,125,931.61
42283333680000	BURNS RANCH A 41H	GDP5549	$1,757,829.97
42283333710000	BURNS RANCH A 42H	GDP5590	$1,480,301.77
42283327330000	BURNS RANCH A 43H	GDP5568	$2,146,189.98
42283331050000	BURNS RANCH A 44H	GDP5557	$981,251.76
42283331830000	BURNS RANCH A 45H	GDP5550	$682,847.16
42283332020000	BURNS RANCH A 47H	GDP5586	$2,067,087.34
42283332030000	BURNS RANCH A 48H	GDP5587	$2,019,554.98
42283332110000	BURNS RANCH A 49H	GDP5588	$2,587,595.55
42163335610000	BURNS RANCH A 50H	GDP5561	$1,090,130.31
42283330590000	BURNS RANCH A 51H	GDP5562	$2,224,230.17

API	LEASE	GDP PROPNUM		Well Allocated Value
42283334290000	BURNS RANCH A 53H	GDP5594		$2,074,520.97
42283331160000	BURNS RANCH A 54H	GDP5592		$1,202,178.26
42283331150000	BURNS RANCH A 55H	GDP5593		$1,374,110.80
42283345920000	BURNS RANCH A 56H	GDP5681		$7,020,050.94
42283335540000	BURNS RANCH A 57H	GDP5553		$580,794.99
42283339340000	BURNS RANCH A 63H	GDP5624		$673,837.77
42283337530000	BURNS RANCH A 64H	GDP5632		$1,150,025.68
42283339350000	BURNS RANCH A 65H	GDP5635		$810,862.67
42283340610000	BURNS RANCH A 66H	GDP5634		$1,093,215.93
42283340590000	BURNS RANCH A 67H	GDP5640		$915,075.95
42283340600000	BURNS RANCH A 68H	GDP5628		$811,871.75
42283340180000	BURNS RANCH A 69H	GDP5637		$1,402,754.42
42283345910000	BURNS RANCH A 70H	GDP5682		$3,170,361.45
42283345870000	BURNS RANCH A 71H	GDP5686		$5,047,309.74
42163335590000	CARNES B 10H	GDP5560	*	$312,701.48
42163334720000	CARNES B 6H	GDP5480	*	$25,000.00
42163334970000	CARNES B 7H	GDP5485	*	$163,528.65
42163335030000	CARNES B 8H	GDP5489	*	$25,000.00
42163336770000	GPC GEMINI 1H	GDP5597		$1,699,521.65
42163337390000	GPC GEMINI 2H	GDP5475		$1,962,992.65
42163337590000	GPC GEMINI 3H	GDP5661		$3,160,029.41
42163338210000	GPC GEMINI 4H	GDP5666		$2,996,347.85
42163338230000	GPC GEMINI 5H	GDP5667		$2,831,108.38
42163338350000	GPC PAN AM 3H	GDP5713	*	$2,663,376.81
42163334130000	GPC PAN AM B 1H	GDP5387	*	$300,855.97
42163334160000	GPC PAN AM C 1H	GDP5391	*	$187,222.30

API	LEASE	GDP PROPNUM		Well Allocated Value
42163334230000	LANCASTER C-1H	GDP5397	*	$25,000.00
42163335570000	PALS RANCH 10 H	GDP5539	*	$25,000.00
42163333970000	PALS RANCH 9	GDP5381	*	$25,000.00
42163334250000	PEDRO MORALES 7H	GDP5426	*	$611,676.26
42163334980000	SHINER RANCH G1H	GDP5486	*	$25,000.00
42163335340000	SHINER RANCH G4H	GDP5516	*	$25,000.00
42163336100000	CARNES B 11H	N/A	*#	$25,000.00
42163336900000	CARNES B 12H	N/A	*#	$25,000.00
42163333680000	PALS RANCH 8H	N/A	*#	$25,000.00
42163338330000	PALS RANCH 13H	N/A	*#	$25,000.00
				$111,464,361.47

* Well bore only (“WBO”)
# Subject to a 300% Non-Consent Penalty

LEASES

GDP LEASE ID	LESSOR	LESSEE	LEASE DATE
TX09400005A	PATRICIA BURNS CLARK TRUST	BB II OPERATING LP	2/1/2010	$47,200,500.00	**
TX09400005B	4819 LTD	CHESAPEAKE EXPLORATION LLC	3/16/2010	$15,733,437.07	**
TX09400005C	PATRICIA BURNS CLARK DAILEY	CHESAPEAKE EXPLORATION LLC	3/16/2010	$15,733,437.07	**
TX09400005D	5048 LTD	CHESAPEAKE EXPLORATION LLC	3/16/2010	$15,733,437.07	**
TX09400033D	JP MORGAN BANK TRUSTEE (CLARK)	BB II OPERATING LP	12/15/2010	$980,374.10	**
TX09400018	IRA P HILDEBRAND JR EST ET AL	GEMINI EXPLORATION COMPANY	4/16/1989	$12,649,000.00	**
TX09400001	FRANCES H LEWTON ETAL SOUTH	TRIUMPH PETROLEUM COMPANY LLC	10/10/2001	$5,455,453.23	**
				$113,485,638.53		Subtotal
				$4,514,361.47		WBO
				$118,000,000.00		Total

**	Value of Leases includes the value of all Wells located on such Leases, other than WBO Wells.

EXHIBIT H – TERRITORY MAP

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

NONE.

H - 1

EXHIBIT I – TRANSITION SERVICES AGREEMENT

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Goodrich Petroleum Company, L.L.C., as Seller, and EP Energy E&P Company, L.P., as

Buyer, dated effective as of July 1, 2015

, 2015
EP Energy E&P Company, L.P.
1001 Louisiana Street
Houston, Texas 77002
Attn: Mr. Scott Anderson

RE:	Transition Services Agreement

Goodrich Petroleum Company, L.L.C. and EP Energy E&P Company, L.P.

Dear Sir:

Pursuant to that certain Purchase and Sale Agreement dated July 24, 2015 (the “Agreement”), Goodrich Petroleum Company, L.L.C. (“Seller”), agreed to sell, and EP Energy E&P Company, L.P. (“Buyer”) agreed to purchase, all of Seller’s right, title, and interest in and to the Assets. This transition services letter agreement (this “TSA”) is to evidence the agreement between Seller and Buyer covering their respective responsibilities, undertakings and obligations with respect to accounting, marketing, operations and information technology issues during the period in which ownership of the Assets is transferred from Seller to Buyer. This TSA is not intended to expand, amend or modify either party’s respective rights and obligations under the Agreement. Capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Agreement.

Seller hereby agrees to perform the Services (as hereinafter defined) during the Term (as hereinafter defined) of this TSA as shall be reasonably directed by Buyer. Nothing herein shall be construed to obligate Seller to provide or cause to be provided any services other than the Services. Buyer hereby grants to Seller and its agents and representatives a right of access in, over, upon and under the Leases, Lands and other Assets to which Seller and its agents and representatives shall have the need to reasonably access in order to provide the Services; provided, however, that such right of access shall be limited in duration to the Term.

In performing the Services and any other duties hereunder, Seller agrees to comply, in all material respects, with all applicable legal requirements of any Governmental Authority. Additionally, Seller agrees to use (i) its commercially reasonable efforts to conduct the Services in a manner that will not violate, in any material respect, any contract, Lease or other agreement affecting the Assets and (ii) a staff and/or outside consultants which together will be reasonably adequate in size, experience and competency to properly discharge Seller’s duties and functions hereunder. All of Seller’s employees and/or outside consultants performing the Services shall be in the employ or under the control of Seller and shall be independent from Buyer and not employees of Buyer. Further, in performing the Services, Seller shall be considered to be an independent contractor, and in no event shall Buyer, on the one hand, or Seller, on the other hand, be deemed a partner, co-venturer or agent of the other party.

4 - 1

Term:

This TSA shall commence upon its execution by both parties (the “Commencement Date”) and, unless otherwise mutually agreed in writing, shall end on the earlier of (i) ninety (90) days after its execution or (ii) the date that Buyer provides written notice to Seller that it is terminating the TSA (the “Term”).

Services:

All Services shall be performed, or caused to be performed, by Seller in consultation with, and in the manner reasonably directed by, Buyer. The Services shall include the following together with any other Services Buyer and Seller mutually agree will be performed (collectively, the “Services”):

Joint Interest Accounting – Operated Properties

Seller agrees to provide all accounting, invoicing and settlement (including, without limitation, revenue processing, royalty distribution, joint interest billings and the payment of severance and ad valorem taxes) with respect to the Assets. With respect to revenue processing, royalty disbursement and the payment of severance and ad valorem taxes, Seller agrees to provide Services through and including September 2015 production. Seller agrees to process and pay invoices through September 2015. The last month for Seller to generate a joint interest billing (JIB) for Seller operated properties will be September 2015. Seller shall be responsible for collecting payment for all joint interest billings through September 2015 in accordance with its normal procedures. Buyer will assume responsibility for issuing JIBs for expensed pertaining to periods commencing after September 30, 2015. With respect to invoices received by Seller after expiration of the Term and relating to time periods after the Effective Time, Seller will use commercially reasonable efforts to bundle and mail those invoices to Buyer (at the below address):

EP Energy E&P Company, L.P.

Attn: Mr. Mathew Thompson

1001 Louisiana Street

Houston, Texas 77002

Marketing

Seller agrees to provide all marketing of gas and oil production with respect to the Assets through September 2015, unless terminated earlier by Buyer. Buyer will commence marketing of gas and oil production with respect to the Assets effective October 1, 2015.

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Regulatory Reporting

Seller agrees to prepare and file all regulatory and other monthly production reports (which shall also be e-mailed to Buyer at Mathew.Thompson@epenergy.com) through the production month of September 2015.

Division Order Maintenance

Seller agrees to be responsible for all division order maintenance. Seller will send an electronic copy of the division order decks promptly after the Closing Date, and a revised and final version after the final disbursement is completed. Seller will also then release all electronic division order files to Buyer.

Land Administration:

Seller agrees to provide all land-related services and activities necessary to perform and support land functions pertinent to the uninterrupted development of the Assets, including without limitation title curative work, leasing, lease maintenance (including rental, shut-in, right-of-way, surface lease and other payment obligations) and regulatory.

Information Technology

Seller’s information technology support staff will reasonably cooperate with Buyer personnel or contractors to ensure a smooth transition of information technology services. Buyer agrees to provide daily SCADA feed to Seller through a date that allows Seller to complete its transition services obligations, provided that such date shall not be provided after the expiration of the Term hereof unless the parties mutually agree otherwise in writing.

Operations

Seller will reasonably support Buyer in Buyer’s performance of any field and technical related services necessary to support any drilling program initiated by Buyer during the Term. Seller agrees to maintain in force and effect all insurance covering the Assets through the expiration of the Term.

Services Performance Standard and Buyer’s Remedy:

Seller shall perform the Services with the same degree of care, diligence and responsiveness and in the same manner in which such Services were performed by Seller during the twelve (12) calendar months immediately prior to the Commencement Date. Except in the case of fraud, gross negligence or willful misconduct on the part of Seller, Seller’s sole liability and Buyer’s sole remedy for any breach of Seller’s obligation to provide the Services in accordance with this TSA shall be for Seller to perform or re-perform such Services at no cost to Buyer.

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Compensation:

Buyer shall pay Seller a flat fee of $30,000 per month for all Services provided during the Term. The full amount of such fee, calculated assuming this Agreement were to remain in effect for its full Term, has been included as an upward adjustment to the Purchase Price as per Section 11.2 of the Agreement. If Buyer terminates this Agreement prior to ninety (90) days following its execution, then Seller shall promptly reimburse to Buyer the corresponding pro rata portion of such fee.

Indemnification of Seller:

TO THE EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY OTHER TERM OF THIS TSA OR THE AGREEMENT TO THE CONTRARY, BUYER, FROM AND AFTER THE COMMENCEMENT DATE, SHALL DEFEND, INDEMNIFY AND HOLD THE SELLER INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY SUFFERED BY ANY SELLER INDEMNITEE AS A RESULT OF THE PERFORMANCE OF THE SERVICES HEREUNDER EXCEPT TO THE EXTENT SUCH LIABILITY OR DAMAGES ARE SUFFERED AS A RESULT OF ANY ACT OR OMISSION ARISING OR PURSUANT TO THIS TSA BY ANY SELLER INDEMNITEE CONSTITUTING FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. SELLER’S INDEMNIFICATION AND RELATED OBLIGATIONS HEREUNDER SHALL INCLUDE LIABILITIES ARISING OUT OF ANY SELLER INDEMNITEE’S STRICT LIABILITY OR THE SOLE OR CONCURRENT NEGLIGENCE OF SUCH SELLER INDEMNITEE (BUT NOT THE FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR SUCH INDEMNIFIED PERSON).

[Signature Page Follows]

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Sincerely,

Goodrich Petroleum Company, L.L.C.

By:
Name:
Title:

AGREED AND ACCEPTED THIS      DAY OF              2015:

EP Energy E&P Company, L.P.

By:
Name:
Title:

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